Exhibit 2.1

Agreement

Share sale agreement

tony.damian@freehills.com

MLC Centre Martin Place Sydney NSW 2000 Australia	Telephone +61 2 9225 5000 Facsimile +61 2 9322 4000
GPO Box 4227 Sydney NSW 2001 Australia	www.freehills.com DX 361 Sydney

Sydney Melbourne Perth Brisbane Singapore	Correspondent offices in Hanoi Ho Chi Minh City Jakarta

		Contents
	Table of contents

1	Definitions and interpretation		2
	1.1	Agreement components	2
	1.2	Definitions and interpretation	2

2	Sale and purchase		2
	2.1	Sale Shares	2
	2.2	Associated Rights	2
	2.3	Purchase Price	2
	2.4	Title and risk	3
	2.5	Transfer by Buyer	3

3	Purchase Price		3
	3.1	Seller Closing Stock	3
	3.2	Seller Performance Stock	3
	3.3	Change in Buyer securities	4

4	Company LTIP		4
5	Disposal restrictions		4
	5.1	Lock–up arrangements	4
	5.2	Exceptions to the lock-up arrangements	4
	5.3	SEC registration	5
	5.4	Procedure on permitted sale	6
	5.5	Costs	7
	5.6	Upstream transfer restrictions	7

6	Period before Completion		7
	6.1	Carrying on of business	7
	6.2	Permitted acts	8
	6.3	Tax election	8

7	Termination		8
	7.1	Termination by the Buyer	8
	7.2	Termination by the Sellers	9
	7.3	Effect of termination	10
	7.4	No other right to terminate or rescind	10

8	Completion		11
	8.1	Time and Place	11
	8.2	Completion	11
	8.3	Notice to complete	11
	8.4	Completion simultaneous	11

9	Pre-completion payments and Completion Accounts		12
	9.1	Preparation of Completion Accounts	12
	9.2	Purchase Price adjustments following Completion Accounts	12
	9.3	Payment of adjustments	13

                  Share sale agreement

		Contents

10	Warranties and indemnities		14
	10.1	Warranties by the Sellers and Founders	14
	10.2	Independent Warranties	14
	10.3	Reliance	14
	10.4	Indemnity for breach of Seller Warranties	14
	10.5	Indemnity for breach of Founder Warranties	14
	10.6	Tax indemnity	14

11	Qualifications and limitations on Claims		15
	11.1	Disclosure	15
	11.2	Awareness	15
	11.3	Opinions, estimates and forecasts	16
	11.4	Maximum and minimum amounts	17
	11.5	Time limits	18
	11.6	Disposal of the Business	19
	11.7	Recovery under other rights and reimbursement	19
	11.8	No double claims	19
	11.9	Mitigation of loss	20
	11.10	General limitations	20
	11.11	Limitations in relation to Tax	21
	11.12	Buyer benefits	22
	11.13	Offset	22
	11.14	Sole remedy	22
	11.15	Payments affecting the Purchase Price	23
	11.16	Independent limitations	23

12	Procedures for dealing with Claims		23
	12.1	Notice of Claims	23
	12.2	Third Party Claims	25
	12.3	Tax Demands	27

13	Buyer Warranties		29
	13.1	Buyer Warranties	29
	13.2	Independent Warranties	29
	13.3	Reliance	29
	13.4	Indemnity for breach of Buyer Warranty	29
	13.5	Disclosures	29
	13.6	Time limits	29
	13.7	Limitation of Liability	30

14	Period after Completion		30
	14.1	Appointment of proxy	30
	14.2	Access to records by Sellers and Founders	30
	14.3	Appointment to management committee	31
	14.4	Post-Completion board and management of the Company	31
	14.5	Pre-Completion tax returns	31
	14.6	Authorised share capital	33
	14.7	SEC Reporting	33
	14.8	Legends	34
	14.9	Company Advisory Revenue notices	34
	14.10	Release of Restricted Cash Amount	35

15	Confidentiality and announcements		35
	15.1	Agreed announcement	35
	15.2	Confidentiality	35

                  Share sale agreement

		Contents

16	Guarantee		36
	16.1	Guarantee and indemnity	36
	16.2	Extent of guarantee and indemnity	37
	16.3	Principal and independent obligation	37
	16.4	Continuing guarantee and indemnity	37
	16.5	No withholdings	37
	16.6	No set off	38
	16.7	Guarantor’s liability	38
	16.8	Payments by a Guarantor	38

17	Duties, costs and expenses		38
	17.1	Duties	38
	17.2	Costs and expenses	38

18	GST		39
	18.1	Definitions	39
	18.2	GST	39
	18.3	Tax invoices	39
	18.4	Reimbursements	39
	18.5	Time limit on GST payments	40

19	General		40
	19.1	Notices	40
	19.2	Governing law and jurisdiction	41
	19.3	Service of process	42
	19.4	Prohibition and enforceability	42
	19.5	Waivers and variation	42
	19.6	Assignment	42
	19.7	Further assurances	43
	19.8	Approvals and consent	43
	19.9	Remedies cumulative	43
	19.10	Counterparts	43
	19.11	Severability	43
	19.12	No merger	43
	19.13	Entire Agreement	43
	19.14	Default Interest	44
	19.15	Benefits held on trust	44
	19.16	Contra proferentem excluded	44
	19.17	Attorneys	44
	19.18	No withholdings	44

	Schedules		46

	Definitions and interpretation		47

	Warranties		61

	Buyer Warranties		80

	Completion Steps		87

	Completion Accounts		90

	Capital structure of the Company		105

	Capital structure of the Buyer		106

                  Share sale agreement

Contents

Convertible Preferred Stock terms	107

Relevant Share	109

Properties	110

Business Intellectual Property	111

Allocation of Purchase Price	112

Signing page	113

                  Share sale agreement

Share sale agreement

Date ►16 March 2010

Between the parties
Sellers

Caergwrle Investments Pty Ltd ACN 095 690 261 of Level 15, 309 Kent Street, Sydney NSW 2000 (Caergwrle)

Mordant Investments Pty Ltd ACN 094 052 249 of Level 15, 309 Kent Street, Sydney NSW 2000 (Mordant Investments)

Baliac Pty Ltd ACN 097 343 998 of Level 15, 309 Kent Street, Sydney NSW 2000 (Baliac)

each a Seller and collectively the Sellers

Founders

Peter Hunt of Unit 4/79 North Steyne Road, Manly NSW 2095

Simon Mordant of Unit 1/101 Darling Point Road, Darling Point NSW 2027

Ron Malek of 65 Bulkara Road, Bellevue Hill NSW 2023

each a Founder and collectively the Founders

Buyer	Greenhill & Co., Inc. (Greenhill) of 300 Park Avenue, 23rd Floor, New York, NY 10022 (Buyer)
Background

1  The Sellers own the Sale Shares.

2  The Sellers have agreed to sell and the Buyer has agreed to buy the Sale Shares on the terms and conditions of this agreement.

3  Each Founder owns one of the Sellers and has agreed to support the obligations of each such Seller on the terms of this agreement.

4  The Buyer, the Sellers and Founders have also agreed to various other matters in connection with the sale and purchase of the Sale Shares.

The parties agree	as set out in the operative part of this agreement, in consideration of, among other things, the mutual promises contained in this agreement.
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1	Definitions and interpretation

1.1	Agreement components

This agreement includes any schedule.

1.2	Definitions and interpretation

In this agreement capitalised expressions have the meanings set out in Schedule 1. This agreement will be interpreted in accordance with Schedule 1.

2	Sale and purchase

2.1	Sale Shares

On the day for Completion determined under clause 8.1, each Seller must sell, and the Buyer must buy, the Sale Shares for the applicable Purchase Price free and clear of all Encumbrances; as follows:
(a) Caergwrle - the Caergwrle Shares; (b) Mordant Investment - the Mordant Investment Shares; and (c) Baliac - the Baliac Shares.

2.2	Associated Rights

The Sellers must sell the Sale Shares to the Buyer together with all rights:

(a) attached to them as at the date of this agreement; and

(b) that accrue between the date of this agreement and Completion,

other than the right to the Permitted Dividend.

2.3	Purchase Price

(a)	The consideration for the sale of the Sale Shares is the Purchase Price, which is to be satisfied by the issuance by the Buyer to the Sellers of the securities set forth in clauses 3.1 and 3.2.

(b)	The Purchase Price will be paid as follows:

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3 Purchase Price

(1) the issuance of the securities set forth in clause 3.1 and clause 3.2; and

(2) any adjustments to the Purchase Price in accordance with this agreement.

(c) The Purchase Price is to be allocated to the Sale Shares in the manner identified in Schedule 12.

2.4	Title and risk

Title to and risk in the Sale Shares passes to the Buyer on Completion.

2.5	Transfer by Buyer

On Completion the Buyer may direct, by notice in writing to the Sellers, the Sale Shares to be transferred directly from the Sellers to any entity in which the Buyer directly or indirectly holds all of the outstanding issued shares, provided that, if the Buyer does make such a direction, nothing in this clause 2.5 will relieve the Buyer of its obligations under this agreement, including its obligations under clause 3.

3	Purchase Price

3.1	Seller Closing Stock

At Completion, the Buyer must procure the allotment and issue of Greenhill Shares to the Sellers as follows:

(a) Caergwrle – 384,956 Greenhill Shares;

(b) Mordant Investments – 357,459 Greenhill Shares; and

(c) Baliac – 357,459 Greenhill Shares.

3.2	Seller Performance Stock

At Completion, the Buyer must procure the allotment and issue of Performance Stock to the Sellers as follows:

(a) Caergwrle – 230,974 shares of the Series A-1 Contingent Convertible Preferred Stock and 153,983 shares of the Series A-2 Contingent Convertible Preferred Stock;

(b) Mordant Investments – 214,476 shares of the Series A-1 Contingent Convertible Preferred Stock and 142,984 shares of the Series A-2 Contingent Convertible Preferred Stock; and

(c) Baliac – 214,476 shares of the Series A-1 Contingent Convertible Preferred Stock and 142,984 shares of the Series A-2 Contingent Convertible Preferred Stock.

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4 Company LTIP

3.3	Change in Buyer securities

If, between the date of this agreement and Completion, the Buyer undertakes any stock split, recapitalization, or other similar corporate action, the amount of each of the securities issued under this clause 3 will be amended to take into account the effect of that change upon the valuation of the security issued. For the avoidance of doubt, any change to the value of the common stock of the Buyer on any listed exchange in the absence of such corporate action by the Buyer will not cause any amendment to the amount of securities issued under this clause 3.

4	Company LTIP

The Sellers will procure, and the Buyer agrees, that on or before Completion the Company will use the cash supporting the initial grant of participating interests and all accrued entitlements up to the day before the Completion Date being invested by the Company at the direction of each participant in the Company’s LTIP in accordance with the Company’s LTIP with such payments and vesting schedules to be agreed in writing between the Sellers and the Buyer, to cancel their interest in the Company LTIP.

5	Disposal restrictions

5.1	Lock–up arrangements

(a)
During the Escrow Period, each Seller undertakes to the Buyer that it will not, and each Founder undertakes to the Buyer that it will ensure that each relevant Seller will not, Dispose of, or otherwise Encumber, directly or indirectly any interest in any of the Greenhill Shares that the Seller is issued on the Completion Date (the Escrowed Shareholding). For the avoidance of doubt, the Greenhill Shares that form the Escrowed Shareholding will be released from the restrictions in this clause 5.1 in accordance with the timetable specified in the definition of Escrow Period.

(b)
For the avoidance of doubt, any Greenhill Shares which are issued to a Seller after the Completion Date (including as a result of the conversion of the Series A-1 Contingent Convertible Preferred Stock or the conversion of the Series A-2 Contingent Convertible Preferred Stock) will not be subject to the restrictions in this clause 5.1(a).

(c)
Each Seller undertakes to the Buyer not to, and each Founder undertakes to the Buyer that it will ensure that each Relevant Seller will not, Dispose of, or other otherwise Encumber, directly or indirectly, any interest in any Greenhill Securities issued pursuant to clause 3.2 prior to the vesting and conversion of such Greenhill Securities into Greenhill Shares.

5.2	Exceptions to the lock-up arrangements

Nothing in clause 5.1 prevents or restricts:

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5 Disposal restrictions

	(a)	a Seller from transferring the Escrowed Shareholding pursuant to clause 5.3(a).

	(b)	a Seller from accepting an offer under a takeover bid or tender offer in respect of the Escrowed Shareholding;

	(c)	the Escrowed Shareholding being transferred or cancelled as part of a merger, compromise, arrangement or amalgamation;

	(d)	a disposal pursuant to a court order;

	(e)	a renunciation of a right to subscribe for shares (where such right is derived from the Escrowed Shareholding) or a failure to take up any such right;

	(f)	if Greenhill makes an offer to its shareholders to purchase its own shares, a disposal or agreement to Dispose of any of the Escrowed Shareholding pursuant to that offer;

	(g)	a Seller from voting any Greenhill Shares which form part of the Escrowed Shareholding;

	(h)	a Seller from receiving any dividends, distributions or other entitlements that accrue or attach to the Escrowed Shareholding; or

	(i)	any action taken with the prior written consent of the Buyer (exercisable in its absolute discretion).

5.3	SEC registration

	(a)	Underwritten offerings for the Existing Shareholders

If the Buyer, in its sole discretion, conducts a secondary underwritten offering or block trade of Greenhill Shares for the benefit of the Existing Shareholders, each Seller shall have the right to participate in such offering or block trade on a pro rata basis with the Existing Shareholders in respect of Greenhill Shares held by such Seller (that is, the proportion of Greenhill Shares held by the Seller to all Greenhill Shares held by such Existing Shareholders who participate in such offering or trade and the Sellers combined), provided that (i) in the first secondary underwritten offering or block trade conducted by the Buyer after the Completion Date, a Seller shall have the right to participate on a pro rata basis with the Existing Shareholders without regard to the lock-up restrictions under clause 5.1(a) (but subject to clause 5.4(d)), and (ii) in any subsequent secondary underwritten offerings or block trades conducted by the Buyer after the first such offering or block trade, a Seller shall have the right to participate on a pro rata basis with the Existing Shareholders but a Seller may only sell Greenhill Shares to the extent that such Greenhill Shares have been released from the lock-up restrictions under clause 5.1(a).

	(b)	SEC registration statements

(1)
As long as the Sellers hold in aggregate at least 100,000 Greenhill Shares that are not subject to the lock-up restrictions under clause 5.1(a) on or after the date which is 6 months after the Completion Date, the Buyer agrees that it will use its reasonable best efforts to cause a registration statement that permits sales of Greenhill Shares by the Sellers to be filed and declared effective by the SEC no later than the date which is 6 months after the Completion Date, provided

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5 Disposal restrictions

that if the Buyer has not filed such registration statement on or before the date which is 6 months after the Completion Date, the Sellers may sell Greenhill Shares released from the lock-up restrictions under clause 5.1(a) under Rule 144 of the Securities Act.

(2)
If the Buyer has not filed a registration statement as described in clause 5.3(b)(1), the Buyer agrees that it will use its reasonable best efforts to cause a registration statement that permits sales of Greenhill Shares by the Sellers to be filed and declared effective by the SEC no later than 12 months after the Completion Date.

(3)
The Buyer agrees that it will use its reasonable best efforts to keep the registration statement filed pursuant to clause 5.3(b)(1) or clause 5.3(b)(2) effective, subject to customary suspension and blackout periods, until the earlier of (i) the date which is 24 months after the Completion Date and (ii) the date that the Sellers have disposed all of the Greenhill Shares held by them.

	(c)	Sale before the first anniversary of the Completion Date

Subject to the proviso of clause 5.3(b)(1), any sale of Greenhill Shares by the Sellers on or before the first anniversary of the Completion Date shall be by way of an underwritten offering.

5.4	Procedure on permitted sale

(a)
Subject to clause 5.4(b), the Sellers acknowledge that any disposal of Greenhill Shares must be made in compliance with Greenhill’s trading policies which are amended from time to time, including observation of restricted periods referred to therein, which are applicable to all employees of Greenhill and its Subsidiaries (Relevant Policies).

(b)
Without prejudice to the restrictions in clause 5.1, Greenhill agrees that, despite the terms of the Relevant Policies, any requirement in the terms of the Relevant Policies that impose a minimum holding period on any Greenhill securities will not apply in the case of any Greenhill Securities issued pursuant to this agreement or upon vesting of the Performance Stock.

(c)
The Sellers acknowledge that, in addition to the Relevant Policies, the Sellers will be required to execute and comply with any relevant underwriting agreement and other related agreements (including any custody agreements, look-up agreements or other similar agreements) applicable to any disposal of Greenhill Shares, provided that such agreements are in substantially the same form as the agreements to be entered into by any other Existing Shareholders in connection with any such disposal.

	(d)	The Sellers acknowledge that:

(1)
during the Escrow Period, any sale of Greenhill Shares will be made from the Greenhill Shares that would have been released first from the restrictions in clause 5.1 in accordance with the timetable specified in the definition of the Escrow Period and then from each group of Greenhill Shares that would have been subsequently released; and

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6 Period before Completion

		(2)	none of the exceptions set forth in clause 5.1 will permit the Disposal of any Performance Stock prior to the vesting and conversion thereof into Greenhill Shares.

5.5	Costs

The costs and fees associated with a registered offering will be borne on a pro-rata basis by all shareholders of the Buyer participating in such offering, including the Sellers.

5.6	Upstream transfer restrictions

	(a)	Each Founder agrees that he will not, before the earlier of the third anniversary of Completion and the date on which the Series A-1 Contingent Convertible Preferred Stock or the Series A-2 Contingent Convertible Preferred Stock become convertible (such earlier date, the End Date), Dispose of any securities in the relevant Seller owned by him, except to a Permitted Transferee.

	(b)	Each Founder agrees that, if he Disposes of any securities pursuant to clause 5.6(a), he will, until the End Date, procure that:

		(1)	the Permitted Transferee does not subsequently Dispose of the securities except to another Permitted Transferee of such Founder as permitted pursuant to clause 5.6(a); and

(2)
any Permitted Transferee of such Founder that acquires securities in the relevant Seller complies with all of the terms and obligations of such Founder under this agreement and (to the extent applicable) each Transaction Document as though such Permitted Transferee were a party hereto and thereto.

	(c)	For the avoidance of doubt nothing in this clause 5.6 restricts the Disposal of any securities in a Seller in the event of the death of a Founder.

6	Period before Completion

6.1	Carrying on of business

	(a)	(Subject to clause 6.2, between the date of this agreement and the earlier of Completion and termination of this agreement, the Sellers must, unless the Buyer otherwise agrees, ensure that the business of the Company is conducted materially in the ordinary course and, in particular, that the Company does not:

		(1)	distribute or return any capital to its members;

		(2)	buy back any of its shares;

		(3)	pay any dividends or make any other distributions of its profits other than the Permitted Dividend and the Permitted Distribution;
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7 Termination

(4) issue any shares, options, income or capital rights or securities that are convertible into shares, options or income or capital rights in the Company;

(5) incur any indebtedness other than in the ordinary course of business as conducted prior to the date of this agreement;

(6) enter into any new employment arrangements or alter any existing employment compensation arrangements other than as expressly contemplated by this agreement or any Transaction Document; or

(7) alter its constitution.

6.2	Permitted acts

Nothing in clause 6.1 restricts a Seller or the Company from doing anything:

(a) that is contemplated in this agreement, any Transaction Document or fairly disclosed in the Disclosure Materials;

(b) to reasonably and prudently respond to an emergency or disaster (including a situation giving rise to a risk of personal injury or damage to property);

(c) that is necessary for the Company to comply with a court order or to meet its legal obligations or those contractual obligations of the Company that were entered into prior to the date of this agreement and were fairly disclosed to the Buyer, including in the Disclosure Materials; or

(d) approved by the Buyer in writing, such approval not to be unreasonably withheld or delayed.

6.3	Tax election

After Completion, the Buyer shall cause the Company to make an entity classification election to be treated as a partnership for U.S. federal income tax purposes. Such election shall be retroactive to the day immediately prior to the Completion Date. The Sellers agree to cooperate with the Buyer in completing Form 8832 of the U.S. Internal Revenue Service to make the entity classification election.

7	Termination

7.1	Termination by the Buyer

The Buyer may terminate this agreement at any time before Completion by notice in writing to the Sellers if:

(a) an order is made or an effective resolution is passed for the winding up or dissolution without winding up (otherwise than for the purposes of reconstruction or amalgamation) of the Company or a Seller;

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7 Termination

(b)
a receiver, receiver and manager, judicial manager, liquidator, administrator or like official is appointed over the whole or a substantial part of the undertaking or property of the Company or a Seller;

	(c)	a holder of an Encumbrance takes possession of the whole or any substantial part of the undertaking and property of the Company or a Seller;

	(d)	there is a breach of the AFSL Licence which would reasonably be expected to give rise to a cancellation of that licence and which breach is not cured prior to Completion;

(e)
there is a material investigation undertaken by a financial services industry regulator in the United States, the United Kingdom or Australia, where that regulatory body has commenced court proceedings to prosecute or has delivered notice in writing to the Company indicating that it intends to commence court proceedings to prosecute the Company, the Sellers or the Founders;

(f)
this agreement and the transactions contemplated by this agreement conflict with or result in a breach of any material provision of any writ, order, injunction, judgment, law, rule or regulation to which any of the Sellers, the Founders, the Company or the Buyer are subject to or bound;

(g)
there is a material breach of any of the Material Warranties or any provision of clause 6.1 (as qualified by clause 6.2), which is not capable of being cured prior to Completion. If the Sellers notify the Buyers in writing prior to Completion that there is a material breach of the Material Warranties or any breach of clause 6.1 and provides notice of that breach and the breach is not remedied prior to Completion, the Buyer’s sole remedy in respect of that breach is to elect to terminate the agreement; or

	(h)	any of the Founders cease to be employed by the Company, other than as a result of death or disability.

7.2	Termination by the Sellers

The Sellers may terminate this agreement at any time before Completion by notice in writing to the Buyer if:

(a)
a court of competent jurisdiction enters a decree or order for relief in respect of Greenhill or any Material Subsidiary in an involuntary case under the U.S. Bankruptcy Code or under any other applicable bankruptcy, insolvency, reorganization, liquidation or similar law;

(b)
an involuntary case is commenced against Greenhill or any Material Subsidiary under the U.S. Bankruptcy Code or under any other applicable bankruptcy, insolvency, reorganization, liquidation or similar law;

(c)
Greenhill or any Material Subsidiary seeks to have an order for relief entered with respect to it or shall commence a voluntary case under Chapter 11 of the U.S. Bankruptcy Code or any other applicable bankruptcy, insolvency, reorganization, liquidation or similar law;

(d)
there is a material investigation undertaken by a financial services industry regulator in the United States, the United Kingdom or Australia, where that regulatory body has commenced court proceedings to prosecute or has

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7 Termination

delivered notice in writing to the Buyer indicating that it intends to commence prosecution against the Buyer or any material Subsidiary of the Buyer; or

	(e)	this agreement and the transactions contemplated by this agreement conflict with or result in a breach of any material provision of any writ, order, injunction, judgment, law, rule or regulation to which any of the Sellers, the Company or the Buyer are subject to or bound.

7.3	Effect of termination

If this agreement is terminated under this clause 7 or clause 8.3(b), then:

	(a)	the parties will procure that each Transaction Document (if permitted by the terms of that contract), other than the Confidentiality Agreement, that has already been executed is terminated in accordance with its terms;

	(b)	each party is released from its obligations to further perform its obligations under this agreement and the Transaction Documents, except those expressed to survive termination;

	(c)	each party retains the rights it has against the other in respect of any breach of this agreement occurring before termination;

	(d)	the Buyer must return to the Sellers or the Company all documents and other materials obtained from any Seller or the Company (as the case may be) in accordance with the terms of the Confidentiality Agreement; and

	(e)	the rights and obligations of each party under each of the following clauses and schedules will continue independently from the other obligations of the parties and survive termination of this agreement:

(1) clause 1 and Schedule 1 (Definitions and Interpretation);

(2) clause 7 (Termination);

(3) clause 15.2(c) (Duties, costs and expenses);

(4) clause 18 (GST); and

(5) clause 19 (General).

7.4	No other right to terminate or rescind

No party may terminate or rescind this agreement (including on the grounds of any breach of Warranty or misrepresentation that occurs or becomes apparent before Completion) except as permitted under this clause 7 or clause 8.3(b).

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8 Completion

8	Completion

8.1	Time and Place

Subject to clause 7, Completion must take place at the office of Freehills at the MLC Centre, Martin Place, Sydney, at 10:00 am on 1 April 2010 (New York time) or such other place, time and date as the Sellers and Buyer agree in writing.

8.2	Completion

(a)	On or before Completion, each party must carry out the Completion Steps referable to it in accordance with Schedule 4.

(b)	Completion is taken to have occurred when each party has performed all its obligations under this clause 8 and Schedule 4.

8.3	Notice to complete

(a)
If a party (Defaulting Party) fails to satisfy its obligations under clause 8.2 and Schedule 4 on the day and at the place and time for Completion determined under clause 8.1 then the other party (Notifying Party) may give the Defaulting Party a notice requiring the Defaulting Party to satisfy those obligations within a period of 5 Business Days from the date of the notice and declaring time to be of the essence.

(b)
If the Defaulting Party fails to satisfy those obligations within those 5 Business Days the Notifying Party may, without limitation to any other rights it may have, terminate this agreement by giving written notice to the Defaulting Party.

8.4	Completion simultaneous

(a)
Subject to clause 8.4(b), the actions to take place as contemplated by this clause 8 and Schedule 4 are interdependent and must take place, as nearly as possible, simultaneously. If one action does not take place, then without prejudice to any rights available to any party as a consequence:

	(1)	there is no obligation on any party to undertake or perform any of the other actions;

	(2)	to the extent that such actions have already been undertaken, the parties must do everything reasonably required to reverse those actions; and

(3)
the Sellers and the Buyer must each return to the other all documents delivered to it under clause 8.2(a) and Schedule 4 and must each repay to the other any payments received by it under clause 8.2(a) and Schedule 4, without prejudice to any other rights any party may have in respect of that failure.

(b)	The Buyer may, in its sole discretion, waive any or all of the actions that the Sellers are required to perform under clause 2 of Schedule 4 and the Sellers
                  Share sale agreement          page 11

9 Pre-completion payments and Completion Accounts

may, in their sole discretion, waive any or all of the actions that the Buyer is required to perform under clause 3 of Schedule 4.

9	Pre-completion payments and Completion Accounts

9.1	Preparation of Completion Accounts

Following Completion the Buyer must procure that the Completion Accounts are prepared and finalised in accordance with Schedule 5.

9.2	Purchase Price adjustments following Completion Accounts

(a) If the Completion Cash Amount:

(1)
is less than the Target Cash Amount, the Sellers must pay the amount by which the Completion Cash Amount differs from the Target Cash Amount (Cash Adjustment Amount) to the Buyer as a reduction to the Purchase Price equal to the Sellers’ Relevant Share of the Cash Adjustment Amount. The Sellers will be severally responsible for their Relevant Share of the Cash Adjustment Amount;

	(2)	exceeds the Target Cash Amount, no adjustment to the Purchase Price will be made under this clause 9.2; or

	(3)	equals the Target Cash Amount, no adjustment to the Purchase Price will be made under this clause 9.2.

(b)	If the Completion Residual Working Capital Amount:

(1)
is less than the Target Residual Working Capital Amount, the Sellers must pay the amount by which the Completion Residual Working Capital Amount differs from the Target Residual Working Capital Amount (Residual Working Capital Amount) to the Buyer (in accordance with their Relevant Share), as a reduction to the Purchase Price equal to the Sellers’ Relevant Share of the Residual Working Capital Amount. The Sellers will be severally responsible for their Relevant Share of the Residual Working Capital Amount;

	(2)	exceeds the Target Residual Working Capital Amount, no adjustment to the Purchase Price will be made under this clause 9.2; or

	(3)	equals the Target Residual Working Capital Amount, no adjustment to the Purchase Price will be made under this clause 9.2.

(c)	If the Completion LTIP Amount:

(1)
is less than the Target LTIP Amount, the Sellers must pay the amount by which the Completion LTIP Amount differs from the Target LTIP Amount (LTIP Adjustment Amount) to the Buyer as a reduction to the Purchase Price equal to the Sellers’ Relevant Share of the LTIP Adjustment Amount. The Sellers will be severally responsible for their Relevant Share of the LTIP Adjustment Amount;

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9 Pre-completion payments and Completion Accounts

		(2)	exceeds the Target LTIP Amount, no adjustment to the Purchase Price will be made under this clause 9.2; or

		(3)	equals the Target LTIP Amount, no adjustment to the Purchase Price will be made under this clause 9.2.

	(d)	If the Completion Retained Bonus Amount:

(1)
is less than the Target Retained Bonus Amount, the Sellers must pay the amount by which the Completion Net Retained Bonus Amount differs from the Target Net Retained Bonus Amount (Retained Bonus Adjustment Amount) to the Buyer as a reduction to the Purchase Price equal to the Sellers’ Relevant Share of the Retained Bonus Adjustment Amount. The Sellers will be severally responsible for their Relevant Share of the Retained Bonus Adjustment Amount;

		(2)	exceeds the Target Retained Bonus Amount, no adjustment to the Purchase Price will be made under this clause 9.2; or

		(3)	equals the Target Retained Bonus Amount, no adjustment to the Purchase Price will be made under this clause 9.2.

	(e)	If the Completion Income Tax Refund Amount:

(1)
is less than the Target Income Tax Refund Amount, the Sellers must pay the amount by which the Completion Income Tax Refund Amount differs from the Target Income Tax Refund Amount (Income Tax Refund Adjustment Amount) to the Buyer as a reduction to the Purchase Price equal to the Sellers’ Relevant Share of the Income Tax Refund Adjustment Amount. The Sellers will be severally responsible for their Relevant Share of the Income Tax Refund Adjustment Amount;

		(2)	exceeds the Target Income Tax Refund Amount, no adjustment to the Purchase Price will be made under this clause 9.2; or

		(3)	equals the Target Income Tax Refund Amount, no adjustment to the Purchase Price will be made under this clause 9.2.

To the extent that a payment is required to be made above by the Sellers it should be able to be offset against any payment required to be made by the buyer but under what mechanism?

9.3	Payment of adjustments

A party required to make a payment to another party under this clause 9 must make the payment in Immediately Available Funds without counter-claim or set-off within 30 Business Days after the finalisation of the Completion Accounts or Expert’s Report as applicable.
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10 Warranties and indemnities

10	Warranties and indemnities

10.1	Warranties by the Sellers and Founders

Subject to the qualifications and limitations in clause 11, each Seller and severally gives the Seller Warranties, and each Founder severally gives the Founder Warranties, in favour of the Buyer:

(a) in respect of each Seller Warranty or Founder Warranty that is expressed to be given on a particular date, on that date; and

(b) in respect of each other Seller Warranty or Founder Warranty, on the date of this agreement and immediately before Completion.

10.2	Independent Warranties

Each of the Warranties is to be construed independently of the others and is not limited by reference to any other Warranty.

10.3	Reliance

The Sellers and the Founders acknowledge that the Buyer has entered into this agreement and will complete this agreement in reliance on the Warranties.

10.4	Indemnity for breach of Seller Warranties

Each Seller severally indemnifies, subject to the terms of this agreement, the Buyer for that Seller’s Relevant Share of any Loss suffered or incurred by the Buyer as a result of a breach of a Seller Warranty, except to the extent that the Seller Warranty or the liability of the Seller for the Loss are limited or qualified under clause 11, and, subject to clause 7, this will be the sole remedy of the Buyer in respect of any such breach.

10.5	Indemnity for breach of Founder Warranties

Each Founder severally indemnifies, subject to the terms of this agreement, the Buyer for that Founder’s Relevant Share of any Loss suffered or incurred by the Buyer as a result of a breach of a Founder Warranty, except to the extent that the Founder Warranty or the liability of the Founder for the Loss are limited or qualified under clause 11, and, subject to clause 7, this will be the sole remedy of the Buyer in respect of any such breach.

10.6	Tax indemnity

Each Seller severally indemnifies, subject to the terms of this agreement, the Buyer against, and must pay the Buyer the amount of, that Seller’s Relevant Share of any:

(a) Tax or Duty payable by the Company to the extent that Tax or Duty relates to any period, or part period, up to and including Completion; and

(b) Tax Costs incurred by or on behalf of the Company or the Buyer to the extent those Tax Costs arise from or relate to any of the matters for which the Sellers are liable under clause 10.6(a),
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11 Qualifications and limitations on Claims

in each case less any Tax Relief that is available to a Buyer Group Member or the Company in relation to the Tax, Duty or Tax Costs, except to the extent that the liability of the Seller for the Tax or Duty is limited or qualified under clause 11, and this will be the sole remedy of the Buyer and the Company in respect of any such Tax, Duty or Tax Costs.

11	Qualifications and limitations on Claims

11.1	Disclosure

(a)
The Buyer acknowledges and agrees that the Sellers have disclosed or are deemed to have disclosed against the Warranties, and the Buyer is aware of, will be treated as having actual knowledge of, all facts, matters and circumstances that:

(1) are provided for or described in this agreement or a Transaction Document;

(2) are fairly disclosed in the Disclosure Materials; or

(3)
are disclosed on any public record prior to the date of this agreement (including any records maintained by any Governmental Agency or judicial or administrative body that are available for inspection by the public).

(b) The Warranties are given subject to the disclosures or deemed disclosures described in clause 11.1(a). The Sellers and Founders will have no liability under the Warranties or Founder Warranties to the extent that disclosure is made or is deemed to have been made against the Warranties under this clause 11.1.

(c) The Buyer must not make a Claim, and it shall not be a breach of Warranty or Founder Warranty, if the facts, matters or circumstances giving rise to such Claim are disclosed or are deemed to have been disclosed under clause 11.1(a).

11.2	Awareness

Where a Warranty is given ‘to the best of the Sellers’ knowledge’, or ‘so far as the Sellers are aware’ or with a similar qualification as to the awareness or knowledge of the Sellers, the Sellers will be deemed to know or be aware of a particular fact, matter or circumstance only if a Specified Executive is aware of that fact, matter or circumstance as at the date of this agreement on the basis that the Specified Executive has, in order to establish that the Warranty is accurate and not misleading in any material respect, made all reasonable enquiries of its corporate records and of the individuals at its advisers who act for the Company and its advisers and who have worked on or been involved in the Sale and associated processes (such as assisting with the due diligence process).

The Buyer acknowledges, and represents and warrants to each Seller and Founder that:
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11 Qualifications and limitations on Claims

	(a)	at no time has:

(1) any Seller or Founder or any other person on behalf of a Seller or Founder or the Company, made or given; or

(2) any Buyer Group Member relied on,

any representation, warranty, promise or undertaking in respect of the future financial performance or prospects of the Company or otherwise except those expressly set out in this agreement or any other Transaction Document (including in the Warranties);

	(b)	no representations, warranties, promises, undertakings, statements or conduct:

(1) have induced or influenced the Buyer to enter into, or agree to any terms or conditions of, this agreement;

(2) have been relied on in any way as being accurate by a Buyer Group Member;

(3) have been warranted to a Buyer Group Member as being true; or

(4) have been taken into account by the Buyer as being important to its decision to enter into, or agree to any or all of the terms of, this agreement,

except those expressly set out in this agreement (including in the Warranties);

	(c)	it has entered into this agreement or any other Transaction Document after satisfactory inspection and investigation of the affairs of the Company, including a detailed review of all the Disclosure Materials; and

	(d)	it has made, and it relies upon, its own searches, investigations, enquiries and evaluations in respect of the Business, except to the extent expressly set out in this agreement (including in the Warranties).

11.3	Opinions, estimates and forecasts

The parties acknowledge that no Seller or Founder is under any obligation to provide any Buyer Group Member or its advisers with any information on the future financial performance or prospects of the Company. If a Buyer Group Member has received opinions, estimates, projections, business plans, budget information or other forecasts in respect of the Company, the Buyer acknowledges and agrees that:

	(a)	there are uncertainties inherent in attempting to make these estimates, projections, business plans, budgets and forecasts and the Buyer is familiar with these uncertainties;

	(b)	the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, business plans, budgets and forecasts furnished to it; and

	(c)	the Seller and Founders are not liable under any Claim arising out of or relating to any opinions, estimates, projections, business plans, budgets or forecasts in respect of the Company.
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11 Qualifications and limitations on Claims

11.4	Maximum and minimum amounts

	(a)	No Seller or Founder is liable under a Claim unless the amount finally agreed or adjudicated to be payable in respect of that Claim:

(1) exceeds A$100,000; and

(2) either alone or together with the amount finally agreed or adjudicated to be payable in respect of other Claims exceeds A$2,000,000,

in which event, subject to the other provisions in this clause 11.4, each Seller or each Founder, as applicable, is severally liable for their Relevant Share of the entirety of that amount unless the Claim relates to a Founder Warranty under clause 2 of Schedule 2 in which event no Seller will have any liability with respect to the Claim and, subject to the other provisions in this clause 11.4, each Founder will be severally liable for their Relevant Share of the entirety of that amount.

	(b)	For the purposes of clause 11.4(a)(1):

(1) Claims arising out of separate sets of facts, matters or circumstances will not be treated as one Claim, even if each set of facts, matters or circumstances may be a breach of the same Warranty; and

(2) Claims of the same or similar nature arising out of the same or similar facts, matters and circumstances will be treated as one Claim.

	(c)	Despite any other provision of this agreement, the maximum aggregate amount that each Seller may be required to pay in respect of all Claims whenever made is limited to the Security Value.

	(d)	Despite any other provision of this agreement, the maximum aggregate amount that each Founder may be required to pay in respect of all Claims whenever made is limited to the Security Value less any amount paid by the Founder’s respective Seller under clause 11.4(c).

	(e)	For the purposes of this agreement, Security Value means in relation to any Seller:

(1)
the number of Greenhill Shares issued to that Seller under clause 3.1 (the Upfront Shares) and still held on the date on which the amount finally agreed or adjudicated to be payable in respect of a Claim is determined (the Relevant Date) multiplied by A$87.35 (the Initial Price); plus

(2)
if any of the Upfront Shares have been sold before the Relevant Date (the Sold Shares), the amount of the cash proceeds received for the Sold Shares upon such sale less any Tax or Duty paid or payable in connection with such sale; provided that, if the cash amount received for each Sold Share exceeded the Initial Price, that cash amount per Sold Share will be deemed to be the Initial Price.

For the purposes of the foregoing, if any of the cash proceeds received for the Sold Shares are not in Australian dollars, such proceeds are to be converted into Australian dollars using the exchange rate on the date on which the sale occurred as published in

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11 Qualifications and limitations on Claims

The Australian Financial Review newspaper or, if not there published, in The New York edition of The Financial Times newspaper.

	(f)	Despite any other provision in this agreement, a Seller only gives the Title Warranties in warranty 1.2 of Schedule 2 to the extent that they relate to the Sale Shares of that Seller and will have no liability under a Claim arising under the Title Warranties in warranty 1.2 of Schedule 2 unless the warranty relates to the Sale Shares of that Seller and, in relation to such a Claim, the Relevant Share each Seller to whom the Claim does not relate will be deemed to be zero.

	(g)	A Seller or Founder may, at its absolute discretion, elect to discharge any liability to the Buyer in respect of any amount finally agreed or adjudicated to be payable in respect of a Claim by either or both of, or a combination of:

		(1)	the payment of a cash amount; or

(2)
directing Greenhill in writing to cancel a specified number of Greenhill Shares held by that Seller (or in the case of a Founder, the Relevant Seller in which case such Relevant Seller irrevocably agrees to such cancellation) on the Relevant Date (excluding, for the avoidance of doubt, Greenhill Shares that would be issuable upon vesting of the Performance Stock). For the purposes of the foregoing, each Greenhill Share shall each be deemed to have a value equal to the greater of the Initial Price and the volume weighted average price of a Greenhill Share on the NYSE (as derived from Bloomberg) over the 20 trading day period ending on the last trading day before the Relevant Date (the VWAP Price).

For the purposes of this clause 11.4(g)(2), the VWAP Price shall be converted into Australian dollars using the average of the buy and sell exchange rates on the last trading day before the Relevant Date as published in The Australian Financial Review newspaper or, if not there published, in the New York edition of The Financial times newspaper.

11.5	Time limits

A Seller or Founder is not liable under a Claim if:

	(a)	the Buyer does not notify that Seller or Founder of the Claim in accordance with clause 12.1(a) within:

		(1)	5 years after Completion in the case of a Tax Claim;

		(2)	2 years after Completion in the case of a Claim regarding a Title Warranty; or

		(3)	12 months after Completion in all other cases; and

	(b)	within 6 months (or such longer period as may be agreed in writing by the Buyer and the Sellers) of the date the Buyer is required to notify that Seller or Founder of the Claim under clause 12.1(a):

		(1)	the Claim has not been agreed, compromised or settled; and

		(2)	the Buyer has not issued or served legal proceedings against the relevant Seller in respect of the Claim.
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11 Qualifications and limitations on Claims

11.6	Disposal of the Business

If the Buyer disposes of the Company or all or a majority of assets comprising the Business or the assets of the Company so that the Company or the majority of the assets comprising the Business or the assets of the Company are no longer owned or controlled by Greenhill or a wholly owned subsidiary of Greenhill the Buyer will notify the Sellers in writing and the Sellers and Founders will not be liable under a Claim, notification of which is given after the date of such notice.

11.7	Recovery under other rights and reimbursement

	(a)	A Seller or Founder is not liable under a Claim for any Loss that a Buyer Group Member or the Company is, or would be but for this clause 11.7, entitled to recover, or be compensated for by any other means, from another source whether by way of contract, indemnity or otherwise (including under a policy of insurance or from a Governmental Agency). In this clause 11.7 reference to entitlement to recover under a policy of insurance includes an entitlement that would have existed but for any change in the terms of insurance since Completion. The Buyer must notify its insurers of this clause 11.7.

	(b)	If, after a Seller or Founder has made a payment in respect of a Claim or otherwise satisfied a Claim including under clause 11.4(g), a Buyer Group Member recovers, or is compensated for by any other means in connection with, any Loss that gave rise to the Claim, the Buyer must immediately pay to the Seller or Founder, as an increase in the Purchase Price equal to the Seller’s Relevant Share of the payment, the lesser of:

(1) the amount of the Loss that was recovered or compensated for; and

(2) the amount paid by the Seller in respect of the Claim,

less (x) any Tax payable by a Buyer Group Member or the Company on that amount net of any Tax Relief allowable in respect of the payment by the Buyer to the Sellers or Founders and (y) any expenses incurred by a Buyer Group Member in collecting the amount described in (1) above. Notwithstanding the foregoing, Buyer shall have no obligation to make any payment to a Seller or Founder pursuant to this clause 11.7(b) to the extent that any other Seller or Founder has failed to pay its Relevant Share of the applicable Loss as required by clause 11.4.

11.8	No double claims

	(a)	No Seller or Founder is liable under a Claim for any Loss that a Buyer Group Member or the Company actually recovers, or is actually compensated for, under a Transaction Document.

	(b)	This clause 11.8 does not prevent the Buyer Group Member or the Company entitled to make a claim under a Transaction Document from commencing that claim. However, if for any reason more than one amount is paid in respect of the same Loss, the Buyer must procure that the additional amount is immediately repaid to the applicable Seller so as to give full effect to clause 11.8(a).
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11 Qualifications and limitations on Claims

11.9	Mitigation of loss

	(a)	The Buyer must:

		(1)	take, and procure that each other Buyer Group Member and the Company takes, all reasonable actions to mitigate any Loss that may give rise to a Claim; and

		(2)	not omit, and procure that no other Buyer Group Member or the Company omits, to take any reasonable action that would mitigate any Loss that may give rise to a Claim.

	(b)	If the Buyer does not comply with clause 11.9(a) and compliance withclause 11.9(a) would have mitigated the Loss, a Seller or Founder is not liable for the amount by which the Loss would have been reduced.

11.10	General limitations

No Seller or Founder is liable under a Claim for any Loss that:

	(a)	(provisions in accounts): to the extent included as a provision, allowance, reserve or accrual in the Accounts or the Completion Accounts or that arises in respect of a matter that has been noted in the Accounts or is the subject of a Purchase Price adjustment as a result of the Completion Accounts;

	(b)	(contingent losses): is contingent, unless and until the Loss becomes an actual Loss and is due and payable;

	(c)	(pre Completion actions): arises from an act or omission by or on behalf of a Seller or the Company before Completion that was done or made:

		(1)	with the written consent of a Buyer Group Member; or

		(2)	at the written direction or instruction of a Buyer Group Member;

	(d)	(post Completion conduct): arises from anything done or not done after Completion by or on behalf of a Buyer Group Member or the Company other than an act or omission of a Buyer Group Member or the Company:

		(1)	to satisfy an obligation under any legislation, regulations or judicial or governmental requirement in force as at Completion; or

		(2)	to satisfy an obligation under any contract to which the Company is a party as at Completion; or

		(3)	where the act or omission was procured by a Specified Executive without the knowledge of a Buyer Group Member or of representatives, officers or employees of a Buyer Group Member.

	(e)	(promoted claims): arises from a Third Party Claim that is attributable to anything done or not done after Completion by or on behalf of a Buyer Group Member that was calculated or intended to cause the Third Party Claim to be made other than an act or omission procured by a Specified Executive without the knowledge of a Buyer Group Member or of representatives, officers or employees of a Buyer Group Member (other than Specified Executives);

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11 Qualifications and limitations on Claims

	(f)	(change of law or interpretation): arises from:

(1) the enactment or amendment of any legislation or regulations;

(2) a change in the judicial or administrative interpretation of the law; or

(3) a change in the practice or policy of any Governmental Agency,

after the date of this agreement (except an enactment, amendment or change that is announced on or before the date of this agreement), including legislation, regulations, amendments, interpretation, practice or policy that has a retrospective effect;

	(g)	(change in ownership): would not have arisen but for a change in ownership of the Company, or a restructure of the Business, on or after Completion;

(h)
(change in accounting policy): would not have arisen but for a change after Completion in any accounting policy or practice of a Buyer Group Member or the Company that applied before Completion unless such change results from a breach of Sellers’ representations, warranties, or covenants under this agreement;

(i)
(change of Business): arises out of the cessation or alteration of the Business after Completion unless such cessation or alteration results from a breach of Sellers’ representations, warranties or covenants under this agreement;

	(j)	(legal costs): is not a reasonable legal cost;

	(k)	(consequential loss): is special, economic, indirect or consequential loss or damage including loss of profit; or

(l)
(remediable loss): is remediable (and then only to the extent that such Loss is actually remedied), provided it is remedied to the satisfaction of the Buyer, acting reasonably, within 30 Business Days after the Sellers receive written notice of the Claim in accordance with clause  12.1(a).

11.11	Limitations in relation to Tax

	(a)	If:

(1) an accrual, allowance, provision or reserve in the Completion Accounts in respect of a Tax exceeds the actual liability in respect of that Tax and that liability has been finally satisfied; or

(2) an entitlement to any Tax Relief that is shown as an asset in the Completion Accounts is understated and the amount of the understatement has been actually received by the Company,

then the liability of a Seller or Founder in respect of any Claims shall be reduced by the amount of the actual excess or actual understatement (as applicable).

	(b)	A Seller or Founder is not liable under a Claim for any Loss that:

(1)
(inconsistent position): arises from the Company taking a position in relation to the application of a Tax Law that is inconsistent with the position taken by the Company before Completion (including any position adopted in relation to the preparation of any Pre Completion

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11 Qualifications and limitations on Claims

Returns or in relation to the calculation of any reserve or provision relating to Tax or Duty in the Completion Accounts), unless the Company is required to adopt an inconsistent position to comply with a Tax Law;

(2)
(failure to take action): arises from the Company’s failure to take any action after Completion required by, or that should reasonably be taken under, any applicable Tax Law in relation to any Tax or Duty (including any failure to take any such action within the time allowed); or

(3)
(action contrary to Completion Accounts): arises from a failure by a Buyer Group Member or the Company to make any claim, election, surrender or disclaimer or give any notice or consent or do any other thing after Completion, the making, giving or doing of which was taken into account or assumed in computing the provision for Tax in the Completion Accounts.

	(c)	The Buyer must notify the Sellers of any change described in clause 11.11(b)(1) specifying the circumstances of the inconsistent position, at least 21 days before the Company adopts it.

11.12	Buyer benefits

In assessing any Loss recoverable by the Buyer as a result of any Claim, there must be taken into account any benefit accruing to the Buyer Group (including any amount of any Tax Relief granted or available in respect of a Tax or Duty under any law obtained or obtainable by the Buyer Group and any amount by which any Tax for which the Buyer Group is or may be liable to be assessed or accountable is reduced or extinguished), arising directly or indirectly from the matter that gives rise to that Claim.

11.13	Offset

A Seller’s liability for Claims and a Founders’ liability for Claims will be reduced by:

	(a)	the amount by which the actual value of any tangible assets included in the Completion Accounts is greater than the amount at which such assets are included in the Completion Accounts; and

	(b)	the value of any tangible assets acquired by the Buyer under this agreement that should have been included in the Completion Accounts but that were omitted; and

	(c)	the amount by which any provision or liability in the Completion Accounts is overstated.

11.14	Sole remedy

(a)
It is the intention of the parties that the Buyer’s and Buyer Group’s sole remedies in connection with the Sale will be as set out in this agreement and the Transaction Documents (including, to avoid doubt, a contractual claim for a breach of this agreement or a Transaction Document).

	(b)	No Seller or Founder has any liability to a Buyer Group Member:

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12 Procedures for dealing with Claims

(1) in connection with the Sale or the matters the subject of this agreement (including the provision of the Disclosure Materials); or

(2)
resulting from or implied by conduct made in the course of communications or negotiations in respect of the Sale or the matters the subject of this agreement (including the provision of the Disclosure Materials), under a Claim unless the Claim may be made under the terms of this agreement or arises out of a statutory right or other claim that cannot be excluded by contract.

(c)
The Buyer must not, and must procure that the Company and other Buyer Group Member does not, make a Claim in connection with the undertakings, covenants, warranties, representations and other matters contained in and the transactions contemplated by this agreement:

(1)
that the Buyer would not be entitled to make under this agreement or any Transaction Document (including, to avoid doubt, a contractual claim for a breach of this agreement or a Transaction Document) or that is otherwise inconsistent with the Buyer’s entitlement to make a Claim under this agreement or any other Transaction Document; or

(2) against any current or former director, officer or employee of any Seller in such capacity,

and the Buyer acknowledges that to do so would be to seek to circumvent the parties’ intention expressed in clause 11.14(a).

11.15	Payments affecting the Purchase Price

(a) Any payment made by a Seller to a Buyer Group Member or the Company in respect of any Claim will be in reduction of the Purchase Price equal to the Seller’s Relevant Share of the payment.

(b)
Any payment (including a reimbursement) made by a Buyer Group Member or the Company to a Seller in respect of any Claim will be an increase in the Purchase Price equal to the Seller’s Relevant Share of the payment.

11.16	Independent limitations

Each qualification and limitation in this clause 11 is to be construed independently of the others and is not limited by any other qualification or limitation.

12	Procedures for dealing with Claims

12.1	Notice of Claims

(a) (Actual Claims): The Buyer must promptly, and in any event within 15 Business Days, notify any Seller or Founder if:

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12 Procedures for dealing with Claims

	(1)	it decides to make a Claim against such Seller or Founder that either alone or together with other Claims exceeds any applicable thresholds set out in clause 11.4(a); or

	(2)	a Third Party Claim or Tax Demand is made that may reasonably be expected to give rise to a Claim against such Seller or Founder.

(b)	(Potential Claims) Without limiting clause 12.1(a) the Buyer must also promptly, and in any event within 15 Business Days, notify any Seller or Founder if:

	(1)	the Buyer believes that it would be entitled to make a Claim against such Seller or Founder but for the thresholds set out in clause 11.4(a); or

(2)
the Buyer becomes aware of any events, matters or circumstances (including any potential threatened Third Party Claim or Tax Demand) that may reasonably be expected to give rise to a Claim against such Seller or Founder, whether alone or with any other Claim or circumstances or with the passage of time).

(c)	(Details required): The Buyer must include in a notice given under clause 12.1(a) or 12.1(b) all relevant details (including the amount) then known to a Buyer Group Member or the Company:

	(1)	the Claim and if applicable, any other Claims that together with the Claim give rise to any applicable thresholds in clause 11.4(a) being exceeded;

	(2)	if applicable, the Third Party Claim or Tax Demand; and

	(3)	the events, matters or circumstances giving rise to the Claim.

(d)	(Extracts): The Buyer must also include in a notice given under clause 12.1(a) or 12.1(b) an extract of:

	(1)	any part of a Demand (including a Tax Demand) that identifies the liability or amount to which the Claim relates or other evidence of the amount of the Demand to which the Claim relates; and

(2)
if available or relevant, any corresponding part of any adjustment sheet or other explanatory material issued by a Governmental Agency that specifies the basis for the Demand to which the Claim relates or other evidence of that basis.

(e)
(Demands): The Buyer must provide a copy of any document referred to in clause  12.1(d) to the notified Seller or Founder as soon as practicable and in any event within 15 Business Days of receipt of that document by a Buyer Group.

(f)	(Developments): The Buyer must also, promptly keep any relevant Seller or Founder informed of all material developments in relation to the Claim notified under clause 12.1(a) or 12.1(b).

(g)	(Compliance): If the Buyer does not fully comply with this clause 12 in respect of a Claim, a Seller or Founder is not liable under the Claim to the extent that

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12 Procedures for dealing with Claims

the Buyer’s non compliance has increased such Seller’s Relevant Share of the amount of the Claim.

12.2	Third Party Claims

	(a)	(No admission): The Buyer must not, and must ensure that the Company and Buyer Group Member does not:

		(1)	accept, compromise or pay,

		(2)	agree to arbitrate, compromise or settle; or

		(3)	make any admission or take any action in relation to,

a Third Party Claim that may lead to liability on the part of the Sellers or Founders under a Claim without the prior written approval of the Sellers which shall not be unreasonably withheld or delayed.

(b)
(Defence of claim): Following receipt of a notice under clause  12.1(a) in respect of a Claim that arises from or involves or could potentially involve a Third Party Claim, the Sellers or Founders may, by giving written notice to the Buyer, assume the conduct of the defence of any Third Party Claim subject to this clause 12.2.

	(c)	(Seller assumes conduct): If the Sellers or Founders advise the Buyer in writing that they wish to assume the conduct of the defence of the Third Party Claim:

(1)
(indemnity) provided that the Sellers or Founders provide the Buyer with an indemnity against all Loss that may result from such action and that could be claimed under this agreement, the Buyer must promptly take, and must procure that each Buyer Group Member and the Company promptly takes, all action reasonably requested by the Seller to avoid, contest, compromise or defend the Third Party Claim, including using professional advisers nominated by the Sellers and approved by the Sellers for this purpose; and

(2)
(access) the Buyer must provide, and must procure that each Buyer Group Member and the Company provides, the Sellers or Founders with all reasonable assistance requested by it in relation to the Third Party Claim, including providing access to witnesses and documentary or other evidence relevant to the Third Party Claim, allowing it and its legal advisers to inspect and take copies of all relevant books, records, files and documents, and providing it with reasonable access to the personnel, premises and chattels of the Seller and the Company for the purpose of obtaining information in relation to the Third Party Claim;

(d)
(Conduct of claim by Sellers) If the Sellers or Founders assume the conduct of the defence of a Third Party Claim, in conducting any proceedings or actions in respect of that Third Party Claim the Sellers must:

		(1)	act in good faith;

		(2)	liaise with the Buyer in relation to the defence of the Third Party Claim;

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12 Procedures for dealing with Claims

(3)
provide the Buyer with reasonable access to a copy of any notice, correspondence or other document relating to the Third Party Claim promptly after such document having been received or distributed; and

(4)
acts reasonably in all the circumstances, including having regard to the likelihood of success and the effect of the proceedings or actions on the goodwill or reputation of the business of the Buyer Group.

(e)
(Buyer Group Related Claim) The Buyer may notify the Sellers at any time if it considers, acting reasonably, that the conduct of the defence of, or the determination, of a Third Party Claim has the potential to:

	(1)	have an adverse effect on the reputation of the Buyer or any Buyer Group Member; or

	(2)	result in a Loss to the Buyer or any Buyer Group Member in addition to any Loss suffered by the Company.

If the Buyer gives notification under this paragraph (e) then the Third Party Claim will be deemed to be a “Buyer Group Related Claim”.

(f)
(Conduct of a Buyer Group Related Claim by Sellers) If the Sellers or Founders assume the conduct of the defence of a Third Party Claim that is also a Buyer Group Related Claim, in conducting any proceedings or actions in respect of that Third Party Claim the Sellers or Founders (as applicable) must, in addition to complying with their obligations under clause 12.2(d):

	(1)	provide reasonable notice to the Buyer prior to taking any action in relation to conduct of the Claim, such notice specifying the details of such action;

(2)
thereafter take only such action as Sellers and Buyer shall agree (each acting reasonably) provided that if Buyer requests, and Sellers agree, to do or to omit to do something, the Sellers will not be liable for loss to the extent it is increased by the requested action or omission.

(g)
(Buyer assumes conduct) If the Sellers or Founders do not assume the conduct of the defence of the Third Party Claim, then the Buyer must procure that any Buyer Group Member or the Company that is conducting any proceedings or actions in respect of that Third Party Claim:

	(1)	acts in good faith;

	(2)	liaises with the Sellers in relation to the defence of the Third Party Claim;

(3)
provides the Sellers with reasonable access to a copy of any notice, correspondence or other document relating to the Third Party Claim promptly after such document having been received or distributed; and

	(4)	acts reasonably in all the circumstances, including having regard to the likelihood of success and the effect of the proceedings or actions on the goodwill or reputation of the Sellers and Founders.

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12 Procedures for dealing with Claims

12.3	Tax Demands

	(a)	(No admission): The Buyer must not, and must ensure that the Company and Buyer Group Member does not:

		(1)	accept, compromise or pay,

		(2)	agree to arbitrate, compromise or settle; or

		(3)	make any admission or take any action in relation to,

a Tax Demand that may lead to liability on the part of the Sellers under a Claim without the Sellers’ prior written approval (which must not be unreasonably withheld or delayed). However, the Buyer or the Company may pay any Tax or Duty to a Governmental Agency by the due date for payment without affecting any of its rights under this agreement.

(b)
(Payment if not contesting a Tax Demand): If the Sellers do not advise the Buyer that they wish to contest the Tax Demand then the Sellers must pay the amount notified by the Buyer in Immediately Available Funds, and in the case of the Sellers as a reduction in the Purchase Price equal to the Sellers’ Relevant Share of the amount notified by the Buyer, by the later of:

		(1)	2 Business Days before the due date for payment to the Governmental Agency; or

		(2)	10 Business Days after receipt of the notice given by the Buyer under clause 12.1.

(c)
(Contesting a Tax Demand): Following receipt of a notice under clause  12.1 in respect of a Claim that arises from or involves a Tax Demand, the Sellers may, by written notice to the Buyer no later than 5 Business Days before the due date for payment of the relevant Tax or Duty advise the Buyer that they wish to contest the Tax Demand.

	(d)	(Procedure for contesting a Tax Demand): If the Sellers advise the Buyer that they wish to contest the Tax or Duty the subject of the Tax Demand then:

(1)
(Payment of Tax) the Sellers must pay the Buyer in Immediately Available Funds so much of the Tax or Duty as they may be responsible for under this agreement as is required by the relevant Governmental Agency to be paid while any action is being taken under this clause  12.3, and in the case of the Sellers as a reduction in the Purchase Price equal to the Sellers’ Relevant Share of the amount of such Tax or Duty, by the date that is the later of 2 Business Days before the due date for payment to the Governmental Agency and 10 Business Days after receipt of the notice given by the Buyer under clause  12.1; and

(2)
(Objection to Tax Demand or Disputing Action) at the Sellers’ written request, the Buyer must take, or procure that the person required to pay the Tax or Duty (Tax Payor) takes such Disputing Action in a timely manner in relation to the Tax Demand as the Sellers may reasonably require.

	(e)	(Conduct of proceedings by the Sellers): If the Sellers contest the Tax or Duty the subject of a Tax Demand then the Buyer must follow, and must

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12 Procedures for dealing with Claims

procure that each Buyer Group Member and the Company follows, all reasonable directions of the Sellers relating to the conduct of any Disputing Action referred to in clause 12.3(d) and in this clause 12.3(e), including using professional advisers nominated by the Sellers. In making any directions under this clause 12.3(e), the Sellers must:

	(1)	act in good faith;

	(2)	liaise with the Buyer in relation to conduct of Disputing Action referred to in clause 12.3(d) and clause 12.3(e);

	(3)	provide the Buyer with reasonable access to a copy of any notice, correspondence of other document relating to that Disputing Action; and

(4)
acts reasonably in all the circumstances, including having regard to the likelihood of success and the effect of the proceedings or actions on the goodwill or reputation of the business of the Buyer Group.

(f)
(Access): The Buyer must provide, and must procure that each Buyer Group Member provides, the Sellers with all reasonable assistance requested by it in relation to the Tax Demand and the Disputing Action contemplated by clause  12.3(d) and clause  12.3(e) including providing, at the Sellers’ cost, access to witnesses and documentary or other evidence relevant to the Tax Demand or the Disputing Action, allowing it and its legal advisers to inspect and take copies of all relevant books, records, files and documents, and providing it with reasonable access to the personnel, premises and chattels of the Company.

(g)
(Dispute resolution): If the Sellers and Buyer cannot agree on any amount to be paid or anything to be done in respect of a Tax Demand within 21 days of a dispute arising, then the parties must appoint an expert in Australia agreed to by the parties with the request that the expert make a decision on the disagreement as soon as practicable after receiving any submissions from the Sellers and the Buyer. If the parties cannot agree on an expert within a further 5 Business Days, the parties must request the President for the time being of the Institute of Chartered Accountants in Australia to appoint an expert in Australia.

The expert’s determination is, in the absence of manifest error, final and binding on the parties and a party must not commence court proceedings or arbitration in relation to the dispute.

The expert’s costs and expenses in connection with the dispute resolution proceedings will be borne by the parties in a manner determined by the expert (and either party may request that determination) and in the absence of such a determination will be borne by the Sellers and the Buyer equally.

The expert appointed under this clause  12.3(g) acts as an expert and not as an arbitrator. The dispute resolution proceedings under this clause  12.3(g) are not arbitration proceedings under the Commercial Arbitration Act 1984 (NSW).

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13 Buyer Warranties

13	Buyer Warranties

13.1	Buyer Warranties

The Buyer gives the Buyer Warranties in favour of the Sellers and Founders on the date of this agreement and the Buyer Warranties will be deemed to be repeated immediately before Completion.

13.2	Independent Warranties

Each of the Buyer Warranties is to be construed independently of the others and is not limited by reference to any other Buyer Warranty.

13.3	Reliance

The Buyer acknowledges that the Sellers and Founders have entered into this agreement and will complete this agreement in reliance on the Buyer Warranties.

13.4	Indemnity for breach of Buyer Warranty

The Buyer indemnifies, subject to the terms of this agreement, each of the Sellers and Founders for any Loss suffered or incurred by any of them as a result of a breach of a Buyer Warranty and this will be the sole remedy of the relevant Seller or Founder in respect of any such breach.

13.5	Disclosures

(a)
The Sellers and Founders acknowledge and agree that the information disclosed in Buyer’s SEC Documents is disclosed against the Buyer Warranties and the Sellers and Founders will be treated as having actual knowledge of all facts, matters and circumstances that:

(1) are provided for or described in this agreement or a Transaction Document; or

(2) are disclosed in the Buyer’s SEC Documents.

(b)
The Buyer Warranties are given subject to the disclosure or deemed disclosure described in clause 13.5(a). The Buyer will have no liability under the Buyer Warranties to the extent that disclosure is made or deemed to have been made against the Buyer Warranties under this clause 13.5.

(c)
None of the Sellers or Founders may make a Claim, and it shall not be a breach of Buyer Warranties if the facts, matters or circumstances giving rise to such Claim are disclosed or deemed to be disclosed under clause 13.5(a).

13.6	Time limits

The Buyer is not liable to any Seller for any Loss suffered or incurred by any of them as a result of a breach of a Buyer Warranty under a Claim if the Seller does not notify the Buyer of the Claim within 3 years after Completion.

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14 Period after Completion

13.7	Limitation of Liability

(a)
Despite any other provision of this agreement, the maximum aggregate amount that the Buyer may be required to pay to the Sellers in respect of all Claims for any Loss suffered or incurred by any of them as a result of a breach of a Buyer Warranty whenever made is limited, in the aggregate, to the Buyer Security Value.

(b)
For the purposes of this agreement, Buyer Security Value means the number of the Upfront Shares multiplied by A$87.35, provided that if any further Greenhill Shares are issued to the Sellers pursuant to the conversion of the shares referred to in clause 3.2 (Additional Shares), then the Buyer Security Value will be increased by the number of Additional Shares multiplied by A$87.35.

14	Period after Completion

14.1	Appointment of proxy

	(a)	From Completion until the Sale Shares are registered in the name of the Buyer, each Seller:

		(1)	hereby appoints the Buyer as the sole proxy of the holders of its Sale Shares to attend shareholders’ meetings and exercise the votes attaching to its Sale Shares;

		(2)	must not attend and vote at any shareholders’ meetings or appoint any proxy in accordance with this clause (except to the extent requested in writing by the Buyer); and

		(3)	must take all other actions in the capacity of a registered holder of its Sale Shares as the Buyer directs.

	(b)	The Buyer indemnifies each Seller against all Loss suffered or incurred by it arising out of the implementation of any action taken in accordance with the proxy referred to in clause 14.1(a).

14.2	Access to records by Sellers and Founders

	(a)	The Buyer must procure that all Business Records are preserved in respect of the period ending on the Completion Date until the later of:

		(1)	6 years from the Completion Date; and

		(2)	any date required by an applicable law.

(b)
After Completion the Buyer must, on reasonable notice from a Seller or Founder, provide that Seller and its advisers or that Founder and its advisers as the case may be with reasonable access to the Business Records and allow that Seller or Founder to inspect and obtain copies or certified copies of the Business Records at that Seller’s or Founder’s expense, solely for the purpose

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14 Period after Completion

of assisting the Seller or Founder to prepare tax returns, accounts and other financial statements, discharge statutory obligations or comply with Tax, Duty or other legal requirements or to conduct legal or arbitration proceedings. For the avoidance of doubt to the extent such Business Records are held within the Buyer Group, the Buyer must provide the relevant access.

	(c)	The relevant Seller or Founder must reimburse the Buyer for its reasonable costs in retrieving any Business Records and making personnel and premises available under this clause 14.2.

	(d)	The Buyer is not obliged to waive legal professional privilege. The relevant Seller or Founder must comply with any reasonable steps requested by the Buyer to preserve confidentiality.

	(e)	The Buyer agrees that the relevant Seller or Founder may retain copies of any Business Records that it may require solely to enable it to comply with any applicable law after the Completion Date.

14.3	Appointment to management committee

Greenhill agrees that with effect from Completion, it will appoint Simon Mordant and Ron Malek to the Greenhill management committee.

14.4	Post-Completion board and management of the Company

The parties agree that initially following Completion:

	(a)	the board of the Company will consist of Jeff Buckalew, Harold Rodriguez, Ulrika Ekman, Simon Mordant and Ron Malek; and

	(b)	the chief financial officer of the Company will be Harold Rodriguez.

14.5	Pre-Completion tax returns

(a)
The parties will co-operate in connection with the preparation and filing of any Tax return or Tax statement of the Company with respect to a period or part period before the Completion Date and any administrative proceeding involving any such Tax return or Tax statement.

(b)
The Sellers will, at the Buyer’s cost and expense (such cost and expense being reasonable in the circumstances), have the sole conduct and control of the preparation and filing of all Tax returns, forms or statements (other than GST returns) of the Company to the extent they relate to any periods (or part periods) ending on or before the Completion Date (Pre Completion Returns) and the Buyer Group Members must provide, and must procure that the Company provides, reasonable assistance in doing so.

(c)
The Sellers must deliver each Pre Completion Return to the Buyer as soon as it is available but no later than 10 Business Days before it is due to be filed (taking into account any extension of time to file the Pre Completion Return that has been properly obtained) for the Buyer’s review and comment. If the Buyer objects to any items set forth in the Pre Completion Return it must notify the Sellers of the objection as soon as it is aware of the objection but no later than 5 Business Days before the Pre Completion Return is due to be filed.

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14 Period after Completion

(d)
The Buyer will, at its own cost and expense, have the sole control of the preparation and filing of all Tax returns, forms or statements (other than GST returns) of the Company for any period that includes, but does not end on or before the Completion Date (Straddle Returns).

(e)
The Buyer must deliver each Straddle Return to the Sellers as soon as it is available but no later than 10 Business Days before it is due to be filed (taking into account any extension of time to file the Pre Completion Return that has been properly obtained) for the Sellers’ review and comment. If the Sellers object to any items set forth in the Straddle Return it must notify the Buyer of the objection as soon as it is aware of the objection but no later than 5 Business Days before the Straddle Return is due to be filed.

(f)
If the Sellers or the Buyer notifies the other of an objection to a Pre Completion Return or Straddle Return as applicable, the parties must attempt in good faith to resolve the dispute. If the parties cannot resolve any such dispute within 10 Business Days of the objection being notified, then:

(1)
the parties must appoint an expert agreed to by the parties, or, if they cannot agree on an expert within a further 5 Business Days, the parties must request the President for the time being of the Institute of Chartered Accountants in Australia to appoint an expert, to determine the proper amounts for the items remaining in dispute;

	(2)	the expert’s determination is, in the absence of manifest error, final and binding on the parties and a party must not commence court proceedings or arbitration in relation to the dispute; and

(3)
the expert’s costs and expenses in connection with the dispute resolution proceedings will be borne by the parties in a manner determined by the expert (and either party may request that determination) and in the absence of such a determination will be borne by the Sellers and the Buyer equally.

The expert appointed under this clause  14.5(f) acts as an expert and not as an arbitrator. The dispute resolution proceedings under this clause  14.5(f) are not arbitration proceedings under the Commercial Arbitration Act 1984 (NSW).

(g)
The Buyer must procure that each Straddle Return and the Sellers must procure that each Pre Completion Return is filed by the due date for filing. If a Pre Completion Return or Straddle Return is due before the date a disputed item is resolved under this clause  14.3, the Buyer or the Seller (as the case may be) must procure that the return is filed as prepared and must procure that an amended return, which reflects the resolution or the disputed items (either as resolved by agreement or by the expert), is filed immediately after the disputed items are resolved.

(h)
Except in relation to the preparation of Pre Completion Returns and Straddle Returns (to which clauses  14.5(b) to 14.5(g) apply) the parties agree that it is the intention for the Sellers to have the right to determine, control and where appropriate participate in the disclosure (including manner of disclosure) of any material or information to a Governmental Agency and any other dealings with the Governmental Agency in relation to Tax to the extent such disclosure or other dealings is in respect of any event, act, matter or transaction or amount derived (or deemed to be derived) or expenditure incurred before, on, or as a result of, Completion (Pre Completion Tax Event).

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14 Period after Completion

(i)	Without limiting clause 14.5(h), from and after Completion the Buyer agrees that it will, and will procure that the Company and each of the Buyer Group Members will:

(1)
not disclose any information or material to a Governmental Agency in relation to a Pre Completion Tax Event without the prior written consent of the Sellers (which consent will not be unreasonably withheld or delayed), except as required by law;

(2)
not make any admission of liability, or any agreement, compromise or settlement with a Governmental Agency in relation to a Pre Completion Tax Event without the prior written consent of the Sellers (such approval not to be unreasonably withheld or delayed); and

(3)
promptly provide the Sellers with copies of any correspondence with, or material provided to or by, a Governmental Agency and keep the Sellers informed of any oral discussions with a Governmental Agency in relation to a Pre Completion Tax Event.

(j)
If the Buyer provides a notice under clause  12.1 in respect of a Claim that arises from or involves a Tax Demand, then at all times from the date of receipt of that notice the provisions of clause  12.3 will apply to that Tax Demand or the Tax or Pre Completion Tax Event the subject of that Tax Demand and not this clause  14.3.

14.6	Authorised share capital

The Buyer agrees that it will ensure that, at all times, it has sufficient unissued and authorised ordinary share capital to cover the number of Greenhill Shares that are capable of being issued upon vesting of the A-1 Contingent Convertible Preferred Stock and the A-2 Contingent Convertible Preferred Stock.

14.7	SEC Reporting

The Buyer agrees that, so long as (i) the Sellers hold any Greenhill Shares that constitute “restricted shares” (as defined under Rule 144 of the Securities Act) or (ii) any Seller is an “affiliate” (as defined under Rule 144 of the Securities Act) of the Buyer and such Seller holds any Greenhill Shares, the Buyer will

(a)
file the reports required to be filed under the Exchange Act and submit electronically or post on its corporate Web site the interactive data files required to be submitted and posted pursuant to Rule 405 of Regulation S-T of the Securities Act, or if the Buyer is not so required to file reports under the Exchange Act, make publicly available such information as would be required to permit resales of Greenhill Shares held by the Sellers pursuant to Rule 144 of the Securities Act; and

(b)
upon request by a Seller or Founder, confirm to such party that the Buyer has complied with such reporting, submission or posting requirements or has made publicly available such information described in clause 14.7(a).

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14 Period after Completion

14.8	Legends

(a)	In addition to any other legend that may be required, each certificate for Greenhill Shares and Performance Stock issued to any Seller shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHARE SALE AGREEMENT DATED AS OF MARCH 16, 2010, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM GREENHILL & CO., INC. OR ANY SUCCESSOR THERETO. ANY SALE, PLEDGE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT SHALL BE VOID.

(b)
The Buyer agrees that it will cause the removal of the restrictive legend on the stock certificates of the Greenhill Shares held by a Company Seller at the time the Escrowed Shareholding is released from the restrictions in clause 5.1(a) in accordance with the timetable specified in the definition of Escrow Period upon the Buyer being reasonably satisfied that such legend is no longer required by law to appear on such certificates and that the Company Seller is not an “affiliate” of the Buyer as defined under Rule 144 of the Securities Act.

14.9	Company Advisory Revenue notices

(a)
Within 30 days after each anniversary of the Completion Date, the Sellers will deliver to the Buyer a report (the Proposed Annual Revenue Report) which shows all of the items which they intend to include in that part of the Company Advisory Revenue for the 12 month period preceding that anniversary and the revenue associated with those items, provided that this obligation shall cease to apply upon the earlier of the:

	(1)	fifth anniversary of the Completion Date; and

	(2)	date all of the Founders cease to be employees of the Company.

(b)
Within 30 days of receiving the Proposed Annual Revenue Report the Buyer will notify the Sellers in writing if it has a material disagreement with the items included in the Proposed Annual Revenue Report or the amount of revenue attributed to those items.

(c)	To avoid doubt, nothing in this clause 14.9 is intended to alter the determination of the Company Advisory Revenue in accordance with the terms set out in Schedule 8.

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15 Confidentiality and announcements

14.10	Release of Restricted Cash Amount

(a)
Following Completion, the Buyer must ensure that the Company does not withdraw any funds from the CBA Account until such time as the Restricted Cash Amount is released in accordance with this clause 14.10.

(b)
The Sellers and the Buyer must use all reasonable endeavours, and the Buyer must procure that the Company uses all reasonable endeavours, to obtain, as expeditiously as possible following Completion, all consents which are required from the landlords of the Properties which are subject to the Leases (Landlords) to enable the release of the Restricted Cash Amount from the CBA Account. For the purposes of this clause 14.10(b), ‘reasonable endeavours’ includes, in the case of the Buyer, providing (or procuring that the Company provides) one or more corporate guarantees in favour of a bank or banks (or the relevant Landlords if corporate guarantees are acceptable to them) so that such bank or banks provide bank guarantees to the relevant Landlord as required. For the avoidance of doubt, the parties agree that nothing in this clause 14.10(b) requires the Buyer to provide a cash deposit for the purposes of supporting any such corporate guarantee or to provide the Landlords with a bank guarantee if Buyer cannot obtain a bank guarantee by providing a corporate guarantee to a bank and such actions would not be considered to be required by the obligation to use reasonable endeavours as contemplated by this clause 14.10(b).

14.11	Disposals

If the Buyer disposes or proposes to dispose of the Company or all or a majority of assets comprising the Business or the assets of the Company so that the Company or the majority of the assets comprising the Business or the assets of the Company are or would be no longer owned or controlled by Greenhill or a wholly owned subsidiary of Greenhill the Buyer will notify the Sellers in writing and will discuss in good faith with the Sellers fair treatment as regards the ability of the Sellers to reach the revenue targets relevant to the conversion of the Performance Stock.

15	Confidentiality and announcements

15.1	Agreed announcement

Other than the agreed form press release and presentation agreed to by the parties prior to entry into this agreement, the Sellers may not make any other public announcement relating to this agreement or a Transaction Document (including the fact that the parties have executed this agreement or any Transaction Document) unless the Buyer has consented to the announcement, including the form and content of that disclosure, or unless the announcement would be permitted under an exemption in clauses 15.2(a)(1) or 15.2(a)(2).

15.2	Confidentiality

(a)
Each party (recipient) must keep secret and confidential, and must not divulge or disclose any information relating to another party or its business (which is disclosed to the recipient by the other party, its representatives or advisers), this

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16 Guarantee

agreement or any Transaction Document or the terms of the Sale other than to the extent that:

(1)
the information is in the public domain as at the date of this agreement (or subsequently becomes in the public domain other than by breach of any obligation of confidentiality binding on the recipient);

(2)
the recipient is required to disclose the information by applicable law or the rules of any recognised stock exchange on which its shares or the shares of any of its Related Bodies Corporate are listed, provided that the recipient has to the extent possible having regard to the required timing of the disclosure consulted with the provider of the information as to the form and content of the disclosure;

(3)
the disclosure is made by the recipient to its financiers or lawyers, accountants, investment bankers, consultants or other professional advisers to the extent necessary to enable the recipient to properly perform its obligations under this agreement or to conduct their business generally, in which case the recipient must ensure that such persons keep the information secret and confidential and do not divulge or disclose the information to any other person;

(4)
the disclosure is necessary or for the purposes of clause 12.3(a), provided that the relevant Governmental Agency is made aware of the confidential nature of the information and is instructed to keep the information secret and confidential and does not divulge or disclose the information to any other person;

(5)	the disclosure is required for use in legal proceedings regarding this agreement or the Sale; or

(6)	the party to whom the information relates has consented in writing before the disclosure.

(b)	Each recipient must ensure that its directors, officers, employees, agents, representatives and Related Bodies Corporate comply in all respects with the recipient’s obligations under this clause 15.2.

(c)
From Completion, the Buyer may disclose confidential information relating to the Business and the Company except to the extent that such information relates to a Seller or Founder (except as such disclosure by the Buyer may be required by law).

16	Guarantee

16.1	Guarantee and indemnity

Each Founder severally:

(a)	unconditionally and irrevocably guarantees to the Buyer on demand, the due and punctual performance of the Relevant Seller’s obligations under this agreement; and

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16 Guarantee

(b)
as a separate and additional liability, indemnifies the Buyer against all Loss, actions, proceedings and judgments of any nature, incurred by, brought, made or recovered against the Buyer arising from any default or delay in the due and punctual performance of the Relevant Seller’s obligations under this agreement.

16.2	Extent of guarantee and indemnity

The liability of a Founder under this clause 16 is not affected by anything that, but for this clause 16, might operate to release or exonerate the Founder in whole or in part from its obligations including any of the following, whether with or without the consent of the Buyer:

(a)
the grant to the Relevant Seller, the Founder or any other person, of any time, waiver or other indulgence, or the discharge or release of the Relevant Seller, the Founder or any other person from any liability or obligation;

(b)	any transaction or arrangement that may take place between the Buyer, the Relevant Seller, the Founder or any other person;

(c)	the Buyer exercising or refraining from exercising their rights under any security or any other rights, powers or remedies against the Relevant Seller, the Founder or any other person;

(d)
the amendment, replacement, extinguishment, unenforceability, failure, loss, release, discharge, abandonment or transfer either in whole or in part and either with or without consideration, of any security now or in the future held by the Buyer from the Relevant Seller, the Founder or any other person or by the taking of or failure to take any security; and

(e)	any legal limitation, disability, incapacity or other circumstances related to the Relevant Seller, the Founder or any other person.

16.3	Principal and independent obligation

This clause 16 is a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation and extends to cover this agreement as amended, varied, supplemented, renewed or replaced.

16.4	Continuing guarantee and indemnity

This clause 16 is a continuing obligation of each Founder, despite Completion, and remains in full force and effect for so long as the Relevant Seller has any liability or obligation to the Buyer under this agreement, until all of those liabilities or obligations have been fully discharged, or until the relevant Founder’s death.

16.5	No withholdings

(a)
Each Founder must make all payments that become due under this clause 16, free and clear and without deduction of all present and future withholdings (including taxes, duties, levies, imposts, deductions and charges of Australia or any other jurisdiction).

(b)	If a Founder is compelled by law to deduct any withholding, then in addition to any payment due under this clause 16, it must pay to the Buyer such amount as

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17 Duties, costs and expenses

is necessary to ensure that the net amount received by the Buyer after withholding equals the amount the Buyer would otherwise been entitled to if not for the withholding.

16.6	No set off

No Founder has a right to set off, deduct or withhold any moneys that it may be or become liable to pay under this clause 16, against any moneys that the Buyer or any other Buyer Group Member may be, or become, liable to pay to a Founder or any other Relevant Seller whether under this agreement or otherwise.

16.7	Guarantor’s liability

(a)	Peter Hunt’s liability in respect of any Claim under this clause 16 shall not exceed Caergwrle’s liability in respect of that Claim;

(b)	Simon Mordant’s liability in respect of any Claim under this clause 16 shall not exceed Mordant Investments’ liability in respect of that Claim; and

(c)	Ron Malek’s liability in respect of any Claim under this clause 16 shall not exceed Baliac’s liability in respect of that Claim.

16.8	Payments by a Guarantor

All payments by a Founder to the Buyer under this clause 16 shall be a reduction in the Purchase Price received by the relevant Seller.

17	Duties, costs and expenses

17.1	Duties

The Buyer must pay all Duty in respect of the execution, delivery and performance of this agreement and any agreement or document entered into or signed under this agreement and each Transaction Document.

17.2	Costs and expenses

(a)
Unless otherwise provided for in this agreement or agreed in writing by the parties, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery and registration of this agreement and any other agreement or document entered into or signed under this agreement and each Transaction Document.

(b)
Any action to be taken by the Buyer or the Sellers or Founders in performing its obligations under this agreement must be taken at their own cost and expense unless otherwise provided in this agreement.

                  Share sale agreement          page 38

18 GST

18	GST

18.1	Definitions

Words used in this clause 18 that have a defined meaning in the GST Law have the same meaning as in the GST Law unless the context indicates otherwise.

18.2	GST

(a)	Unless expressly included, the consideration for any supply under or in connection with this agreement does not include GST.

(b)
To the extent that any supply made under or in connection with this agreement is a taxable supply (other than any supply made under another agreement that contains a specific provision dealing with GST), the recipient must pay, in addition to the consideration provided under this agreement for that supply (unless it expressly includes GST) an amount (additional amount) equal to the amount of that consideration multiplied by the rate at which GST is imposed in respect of the supply. Subject to clauses 18.3 and 18.5 the recipient must pay the additional amount at the same time as the consideration for the supply or the first part of the consideration for the supply (as the case may be) is to be provided.

(c)	Whenever an adjustment event occurs in relation to any taxable supply to which clause 18.2(b) applies:

(1)	the supplier must determine the amount of the GST component of the consideration payable; and

(2)	if the GST component of that consideration differs from the amount previously paid, the amount of the difference must be paid by, refunded to or credited to the recipient, as applicable.

18.3	Tax invoices

The supplier must issue a Tax Invoice or adjustment note (as applicable) to the recipient of a supply before the supplier is entitled to payment of an amount referred to in clause 18.2. The recipient may withhold payment of the amount until the supplier has issued the Tax Invoice or adjustment note (as applicable).

18.4	Reimbursements

If a party is required under this agreement to indemnify another party, or pay or reimburse a cost or expense incurred another party, that party agrees to pay:

(a)	the relevant amount less any input tax credits to which the other party (or to which the representative member for a GST group of which the other party is a member) is entitled; and

(b)	if the indemnity or payment or reimbursement is subject to GST, an amount equal to that GST, in accordance with clause 18.2.

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19 General

18.5	Time limit on GST payments

Notwithstanding any other provision in this agreement, the recipient is not required to pay an amount referred to in clause 17.2 unless it has received a Tax Invoice or adjustment note (as applicable) in respect of the supply (or, if section 156-5(1) of the GST Act applies to the supply, the periodic or progressive component of the supply) from the supplier within three years and 11 months after the end of:

(a)	the first calendar month in which any of the consideration for the supply (or the periodic or progressive component of the supply) is provided; or

(b)	if an invoice is issued prior to the provision of any of the consideration for the supply (or the periodic or progressive component of the supply), the calendar month in which the invoice is issued.

19	General

19.1	Notices

(a)
Any notice or other communication (including any request, demand, consent or approval) to or by a party to this agreement must be in legible writing and in English addressed as shown below (or as specified to the sender by any party by notice):

Party	Address	Attention	Facsimile or email (if specified)

Caergwrle or Hunt	c / - Freehills Level 32, MLC Centre 19-29 Martin Place Sydney, NSW 2000 Australia copy to: Peter Hunt Unit 4/79 North Steyne Road, Manly, New South Wales 2095, Australia	Tony Damian	tony.damian@freehills.com Copy: peter.hunt@caliburn.com.au

Mordant Investments or Mordant	c / - Freehills Level 32, MLC Centre 19-29 Martin Place Sydney, NSW 2000 Australia copy to: Simon Mordant Unit 1/101 Darling Point Road, Darling Point, New South Wales 2027, Australia	Tony Damian	tony.damian@freehills.com Copy: simon.mordant@caliburn.com.au

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19 General

Party	Address	Attention	Facsimile or email (if specified)
Baliac or Malek	c / - Freehills Level 32, MLC Centre 19-29 Martin Place Sydney, NSW 2000 Australia copy to: Ron Malek 65 Bulkara Road, Bellevue Hill, New South Wales 2023, Australia	Tony Damian	tony.damian@freehills.com Copy: ron.malek@caliburn.com.au
Buyer	300 Park Avenue 23rd Floor New York, NY 10022 United States of America	Ulrika Ekman	00 111 212 389 1747

If the sender is a company, the notice or communication must be signed by an officer or under the common seal of the sender.

(b)
A notice or other communication given in accordance with clause 19.1(a) can be relied on by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

	(c)	Any notice or other communication to or by a party to this agreement is regarded as being given by the sender and received by the addressee:

(1) if by delivery in person, when delivered to the addressee;

(2) if by post, 5 Business Days from and including the date of postage; or

(3) if by facsimile transmission, when a facsimile confirmation receipt is received indicating successful delivery; or

(4) if by email, when an email confirmation receipt is received indicating successful delivery or the recipient acknowledges receipt ,

but if the delivery or receipt is on a day that is not a Business Day or is after 5.00pm (addressee’s time) it is regarded as received at 9.00am on the following Business Day.

	(d)	In this clause 19.1, reference to an addressee includes a reference to an addressee’s officers, agents or employees.

19.2	Governing law and jurisdiction

	(a)	This agreement is governed by the laws of New South Wales and each party irrevocably submits to the exclusive jurisdiction of the courts of New South Wales.

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19 General

	(b)	The parties irrevocably waive any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

19.3	Service of process

(a)
Without preventing any other mode of service, any document in an action (including, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 19.1.

(b)
The Buyer irrevocably appoints Mallesons Stephen Jaques as its agent for the service of process in Australia in relation to any matter arising out of this agreement. If Mallesons Stephen Jaques ceases to be able to act as such or have an address in Australia, the Buyer agrees to appoint a new process agent in Australia and deliver to the other party/parties within 10 Business Days a copy of a written acceptance of appointment by the process agent, upon receipt of which the new appointment becomes effective for the purpose of this agreement and each Transaction Document. The Buyer must inform the other parties in writing of any change in the address of its process agent within 10 Business Days of the change.

19.4	Prohibition and enforceability

	(a)	Any provision of, or the application of any provision of, this agreement that is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)
Any provision of, or the application of any provision of, this agreement that is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

19.5	Waivers and variation

	(a)	A provision of, or a right, discretion or authority created under, this agreement may not be:

(1) waived except in writing signed by the party granting the waiver; and

(2) varied except in writing signed by the parties.

(b)
A failure or delay in exercise, or partial exercise, of a power, right, authority, discretion or remedy arising from a breach of, or default under this agreement does not result in a waiver of that right, power, authority, discretion or remedy.

19.6	Assignment

	(a)	Subject to clause 19.6(b), a party may not assign its rights or obligations under this agreement without the prior written consent of the other parties;

	(b)	Greenhill may by notice in writing to the other parties assign its rights to a wholly owned Subsidiary, provided that, if that Subsidiary subsequently ceases

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19 General

to be wholly owned by Greenhill, Greenhill must procure that that Subsidiary assigns the rights to Greenhill or another wholly owned Subsidiary of Greenhill by no later than the Business Day after that Subsidiary ceases to be wholly owned.

19.7	Further assurances

Subject to clause 17, each party must do all things and execute all further documents necessary to give full effect to this agreement.

19.8	Approvals and consent

If the doing of any act, matter or thing under this agreement is dependent on the approval or consent of a party, that party may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion, unless this agreement expressly provides otherwise.

19.9	Remedies cumulative

Except as provided in this agreement and permitted by law, the rights, powers and remedies provided in this agreement are cumulative with and not exclusive to the rights, powers or remedies provided by law independently of this agreement.

19.10	Counterparts

This agreement may be executed in any number of counterparts which together will constitute one instrument. A party may execute this agreement by signing any counterpart.

19.11	Severability

Any provision in this agreement that is invalid or unenforceable in any jurisdiction is to be read down for the purpose of that jurisdiction, if possible, so as to be valid and enforceable, and otherwise shall be severed to the extent of the invalidity or unenforceability, without affecting the remaining provisions of this agreement or affecting the validity or enforceability of that provision in any other jurisdiction.

19.12	No merger

The Warranties, Buyer Warranties, undertakings and indemnities in this agreement will not merge on Completion.

19.13	Entire Agreement

This agreement and the Transaction Documents embody the entire agreement between the parties and supersede any prior negotiation, conduct, arrangement, understanding or agreement, express or implied, with respect to the subject matter of this agreement.

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19 General

19.14	Default Interest

(a)
If a party fails to pay any amount payable under this agreement on the due date for payment, that party must pay interest on the amount unpaid at the higher of the Interest Rate plus 3% per annum or the rate (if any) fixed or payable under any judgment or other thing into which the liability to pay the amount becomes merged.

(b) The interest payable under clause 19.14(a):

(1)
accrues from day to day from and including the due date for payment up to the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the amount becomes merged; and

(2) may be capitalised by the person to whom it is payable at monthly intervals.

19.15	Benefits held on trust

(a)
Each Seller and Founder holds the benefit of each indemnity, promise and obligation in this agreement expressed to be for the benefit of a director, officer, shareholder or employee of that Seller or Founder, on trust for that director, officer, shareholder or employee.

(b)
The Buyer holds the benefit of each indemnity, promise and obligation in this agreement expressed to be for the benefit of a director, officer or employee of a Buyer Group Member, or for the benefit of a Buyer Group Member that is not a party to this agreement, on trust for that director, officer, employee or Buyer Group Member.

(c)
Except where an indemnity, promise or obligation is expressly stated to be for the benefit of a third party, no person other than the Buyer, the Sellers and the Founders, has or is intended to have any right, power or remedy or derives or is intended to derive any benefit under this agreement.

19.16	Contra proferentem excluded

No term or condition of this agreement will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision.

19.17	Attorneys

Each of the attorneys executing this agreement states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

19.18	No withholdings

(a)
The Buyer and each Seller must make all payments that become due under this agreement, free and clear and without deduction of all present and future withholdings (including taxes, duties, levies, imposts, deductions and charges of Australia or any other jurisdiction).

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19 General

(b)
Subject to clause 19.18(c), if the Buyer, any Buyer Group Member or any Seller is compelled by law to deduct any withholding, then in addition to any payment due under this agreement, it must pay to the other party (the recipient) such amount as is necessary to ensure that the net amount received by the recipient after withholding equals the amount the recipient would otherwise been entitled to if not for the withholding (additional amount).

(c)	If the Buyer or a Buyer Group Member is compelled by law to deduct any withholding in respect of the Performance Stock, including, without limitation:

	(1)	any U.S. withholding tax imposed on:

		(A)	imputed interest for U.S. federal income tax purposes; and

		(B)	any dividend payments,

in each case with respect to Performance Stock;

	(2)	any Australian withholding under Subdivision 14-C of Schedule 1 of the TAA 1953; and

	(3)	any Australian withholding under Subdivision 12-B of Schedule 1 of the TAA 1953,

then the Buyer or Buyer Group Member will not be required to pay to the recipient the additional amount.

                  Share sale agreement          page 45

Schedules

Table of contents

Definitions and interpretation	47

Warranties	61

Buyer Warranties	80

Completion Steps	87

Completion Accounts	90

Capital structure of the Company	105

Capital structure of the Buyer	106

Convertible Preferred Stock terms	107

Relevant Share	109

Properties	110

Business Intellectual Property	111

Allocation of Purchase Price	112

                  Share sale agreement          page 46

Schedule 1

Definitions and interpretation

1	Definitions

The meanings of the terms used in this document are set out below.

Term	Meaning

Accounting Standards	is defined in Schedule 5.

Accounts	the audited balance sheet of the Company as at the Accounts Date and the audited profit and loss account of the Company for the year ending on the Accounts Date.

Accounts Date	30 June 2009.

AFSL Licence	the Australian Financial Services Licence (within the meaning of Chapter 7 of the Corporations Act) held by the Company.

ASIC	the Australian Securities and Investments Commission.
Associated Company
any company associated with a Founder where 100% of the shares in the company are owned, legally and beneficially, by the Founder, Privileged Relations or trustees of Associated Trusts of the Founder and where the affairs of the company are controlled by the Founder.

Associated Trust
any trust associated with a Founder being a trust under which no person other than the Founder or a Privileged Relation or Associated Company of the Founder:

1   has or acquires an interest, whether legal or beneficial, direct or indirect, vested or unvested, in any trust property; or

2   receives, is entitled to receive, or may become entitled to receive, any distribution of any of the income or capital of the trust,

and for the avoidance of doubt includes a discretionary trust for so long as the beneficiaries who receive entitlements under the trust are

                  Share sale agreement          page 47

Schedule 1 Definitions and interpretation

Term	Meaning

persons referred to above.

Authorisation	any approval, licence, consent, authority or permit.

‘B’ Class Redeemable Preference Shares	the ‘B’ class redeemable preference shares listed in Schedule 6.

Baliac Shares	20,000 ordinary shares in the Company held by Baliac.

Business	the business carried out by the Company.

Business Day	a day on which banks are open for business in Sydney and New York, other than a Saturday, Sunday or public holiday in Sydney and New York.

Business Intellectual Property
1   the Intellectual Property Rights set out in Schedule 11; and

2   any other Intellectual Property Rights owned by the Company,

and the right to take action against Third Parties for infringement of those Intellectual Property Rights whether occurring before or after the date of this agreement but excluding the Third Party Intellectual Property.

Business Records
all original and certified copies of the books, records, documents, information, accounts and data (whether machine readable or in printed form) owned by or relating to the Company or the property of the Company and any source material used to prepare them.

Buyer Group	the Buyer and each of its Related Bodies Corporate (other than the Company) and Buyer Group Member means any member of the Buyer Group.

Buyer Warranties	the representations and warranties in Schedule 3.

Buyer’s SEC Documents	has the meaning set out in warranty 8 of Schedule 3.

Caergwrle Shares	90,000 ordinary shares in the Company held by Caergwrle.

Cash Adjustment	has the meaning in clause 9.2(a)(1).

                  Share sale agreement          page 48

Schedule 1 Definitions and interpretation

Term	Meaning

Amount

CBA Account	the bank account held by the Company with Commonwealth Bank of Australia as notified to the Buyer.

Claim
any claim, demand, legal proceedings or cause of action including any claim, demand, legal proceedings or cause of action:

1   based in contract (including breach of warranty);

2   based in tort (including misrepresentation or negligence);

3   under common law; or

4   under statute,

in any way relating to this agreement or the Sale and includes a claim, demand, legal proceedings or cause of action arising from a breach of Warranty or under any indemnity in this agreement or under any Transaction Document.

Company Advisory Revenue	has the meaning given to that term in the certificate of designations for the Performance Stock.

Company LTIP	the Equity Scheme of the Company as described in the Explanatory Memorandum dated 12 January 2009.

Company	Caliburn Partnership Pty Ltd ACN 086 678 346.

Completion	completion of the sale and purchase of the Sale Shares under clause 8.

Completion Accounts	the accounts prepared in accordance with Schedule 5 and in the format set out in Attachment 1 to Schedule 5 together with such information as Schedule 5 or Attachment 1 to Schedule 5 requires.

Completion Cash Amount	is defined in Schedule 5.

Completion Date	the date on which Completion occurs.

Completion Cash Amount	is defined in Schedule 5.

                  Share sale agreement          page 49

Schedule 1 Definitions and interpretation

Term	Meaning

Completion LTIP Amount	is defined in Schedule 5.

Completion Income Tax Refund Amount	is defined in Schedule 5.

Completion Net Retained Bonus	is defined in Schedule 5.

Completion Residual Working Capital Amount	is defined in Schedule 5.

Completion Steps	the steps that each party must carry out, which are set out in Schedule 4.

Confidentiality Agreement	the confidentiality agreement dated December 2009 between the Sellers and the Buyer.

Consolidated Group	a Consolidated Group or a MEC group as those terms are defined in section 995-1 of the ITAA 1997.

Corporations Act	the Corporations Act 2001 (Cth).

Demand	a written notice of, or demand for, an amount payable.

Disclosure Letter
a letter dated the date of this agreement together with any attachments to that letter addressed by the Sellers to the Buyer disclosing facts, matters and circumstances that are, or may be, inconsistent with the Warranties.

Disclosure Materials
1    all documents and information that were, at any time during the period commencing on 1 March 2010, contained in (a) the online data room established by Caliburn or (b) the physical data rooms established at Freehills and WHK Horwath, the indices for which materials have been initialled for identification by Mallesons on behalf of the Buyer and Freehills on behalf of the Sellers and Founders;

2    all information agreed in writing by the Buyers and Sellers to be Disclosure Materials;

3    all written answers given to written questions submitted by the Buyer, its representatives or advisers as part of the question and

                  Share sale agreement          page 50

Schedule 1 Definitions and interpretation

Term	Meaning

answer process; and 4 the information set out in the Disclosure Letter.

Dispose	Sell, transfer, assign or otherwise dispose of, or any interest in, (including by way of declaration of trust or hedging).

Disputing Action
in respect of Tax Demand, any action to cause the Tax Demand to be withdrawn, reduced or postponed or to avoid, resist, object to, defend, appear against or compromise the Tax Demand and any judicial or administrative proceedings arising out of that action.

Duty
any stamp, transaction or registration duty or similar charge imposed by any Governmental Agency and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them, but excludes any Tax.

Earn Out Period	the period commencing on the Completion Date and ending on 31 March 2015.

Employee	an employee of the Company as at the date of this agreement who remains employed by the Company immediately before Completion.

Employment Agreements	amended employment agreements between each of the Founders and the Company effective as of Completion, in a form agreed by the Buyer.

Employee Entitlement List	a document, named ‘Employee remuneration, entitlements and liabilities’ contained in the online data room established by the Company.

Encumbrance
an interest or power:

1    reserved in or over an interest in any asset including any retention of title; or

2    created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to, any agreement to grant or create any of the above.

                  Share sale agreement          page 51

Schedule 1 Definitions and interpretation

Term	Meaning

Escrow Period
the period commencing on the day the Greenhill Shares are issued by the Buyer under clause 3.1 and ending:

(a)  for one-third of the shareholding, on the date which is 6 months after the Completion Date;

(b)  for one-third of the shareholding on the first anniversary of the Completion Date; and

(c)  for the remaining shareholding, on the date which is 18 months after the Completion Date.

Exchange Act	the United States Securities Exchange Act of 1934, as amended.

Existing Shareholders	any shareholders of Greenhill who are also employees (or affiliates of employees) of Greenhill or any subsidiary of Greenhill.

Expert’s Report	is defined in Schedule 5.

External Fund
Superannuation fund to which the Company contributes in respect of an Employee, including, AMP Custom Super, MLC Master Key Super, SDM AMP Life Insurance, SDM Super Fund, The Collett Family Superannuation Fund, Rogal Superannuation Fund, Avriframe Superannuation Fund, REST Superannuation Fund, Unisuper, Asguard Super, Vic Super and JSG Super Fund.

Founder Warranties	each of the warranties set out in clause 2, 3.1 and 3.2 of Schedule 2.

Governmental Agency	any government or governmental, administrative, monetary, fiscal or judicial body, department, commission, authority, tribunal, agency or entity in any part of the world.

Greenhill Accounts	the audited balance sheet of Greenhill as at the Greenhill Accounts Date and the audited profit and loss account of Greenhill for the year ending on the Greenhill Accounts Date.

Greenhill Accounts Date	December 31, 2009.

Greenhill Securities	Greenhill Shares and Performance Stock prior to Conversion.

Greenhill Share	a common share in the capital of Greenhill, common stock, par value US$0.01.

                  Share sale agreement          page 52

Schedule 1 Definitions and interpretation

Term	Meaning

Group Liability	has the same meaning as that term is defined in section 721-10(1)(a) of the ITAA 1997.

Group Liability Date	the date Group Liability becomes due and payable.

GST	goods and services tax or similar value added tax levied or imposed in Australia under the GST Law or otherwise on a supply.

GST Act	the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

GST Law	has the same meaning as in the GST Act.

Immediately Available Funds	cash, bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank account nominated in advance by the payee.

Income and Capital Rights	contractual right held by the Non Founders to receive a share in the capital and or income of the Company.

Intellectual Property Rights
all intellectual and industrial property rights and interests throughout the world, whether registered or unregistered, including trade marks, designs, patents, inventions, circuit layouts, copyright and analogous rights confidential information, know-how and all other intellectual property rights as defined in Article 2 of the convention establishing the World Intellectual Property Organisation of 14 July 1967 as amended from time to time.

Interest Rate	the daily 11.00am cash rate quoted on Reuters page RBA30.

ITAA 1936	the Income Tax Assessment Act 1936 (Cth).

ITAA 1997	the Income Tax Assessment Act 1997 (Cth).

Leases	the lease agreements in relation to the Leased properties set out in Schedule 12.

Loss	losses, liabilities, damages, costs, charges, legal fees and expenses and includes Taxes, Duties and Tax Costs.

                  Share sale agreement          page 53

Schedule 1 Definitions and interpretation

Term	Meaning

Material Authorisations	is defined in Warranty 13.7.

Material Contracts	a contract requiring payments over the term of the contract in excess of A$500,000 or for a term of more than 1 year.

Material Proceedings	is defined in Warranty 13.3.

Material Subsidiary	Greenhill & Co, LLC and Greenhill & Co International, LLP.

Material Warranties	Warranties in clauses 1.1 (Group Structure), 1.2 (Ownership), 6.1 (All licences obtained) and 16 (Solvency) of Schedule 2.

Mordant Investment Shares	90,000 ordinary shares in the Company held by Mordant Investments.

Performance Stock	Series A-1 Contingent Convertible Preferred Stock and Series A-2 Contingent Convertible Preferred Stock.

Permitted Distribution	a distribution to be paid by the Company to Peter Hunt, Ron Malek, and its Managing Directors after the date of this agreement which is approved by the Buyer.

Permitted Dividend	any dividend declared before the date of this Agreement by the Company to the Sellers which is approved by the Buyer.

Permitted Transferee	in relation to a Founder: 1 an Associated Company of the Founder; 2 the trustee of an Associated Trust of the Founder; or 3 a Privileged Relation of the Founder.

Pre Completion Returns	is defined in clause 14.3.

Privileged Relation	in relation to a Founder means the spouse, siblings, parents and children of the Founder.

Properties	the leased properties specified in Schedule 10.

                  Share sale agreement          page 54

Schedule 1 Definitions and interpretation

Term	Meaning

Purchase Price	US$175,980,000 plus or minus (as applicable) any adjustments made under this agreement.

Related Body Corporate	has the meaning given to that term in the Corporations Act.

Relevant Seller
in the case of:

1  Peter Hunt in his capacity as a Founder means Caergwrle only;

2  Simon Mordant in his capacity as a Founder means Mordant Investments only;

3  Ron Malek in his capacity as a Founder means Baliac only.

Relevant Share
1  in relation to a Seller, means the percentage set forth next to that Seller’s name in Part A of Schedule 9; and

2  in relation to a Founder, means the percentage set forth next to that Founder’s name in Part B of Schedule 9.

Residual Working Capital Amount	has the meaning set out in clause 9.2(b)(1).

Restraints	the restraint agreements in the agreed form to be entered into by each of the Founders.

Restricted Cash Amount
the amount of Cash held by the Company as at Completion in the CBA Bank Account as cash backing for the Company’s obligations under the Leases, which at the date of this agreement was not less than A$1,000,000.

Retained Net Bonus Amount	is defined in Schedule 5.

Sale	the sale and purchase of the Sale Shares in accordance with clause 8.

Sale Shares	the Caergwrle Shares, the Mordant Investment Shares and the Baliac Shares.

SEC	means the United States Securities and Exchange Commission (and any successor thereto).

                  Share sale agreement          page 55

Schedule 1 Definitions and interpretation

Term	Meaning

Securities Act	means the United States Securities Act of 1933, as amended.

Security Value	is defined in clause 11.4.

Seller Warranties	each of the Warranties other than clause 2 of Schedule 2 which is given by the Founders only.

Series A-1 Contingent Convertible Preferred Stock	Contingent Convertible Preferred Stock in Greenhill with the rights set out in Part A of Schedule 8.

Series A-2 Contingent Convertible Preferred Stock	Contingent Convertible Preferred Stock in Greenhill with the rights set out in Part B of Schedule 8.

Specified Executives	Peter Hunt, Simon Mordant, Ron Malek, Richard Phillips, Roger Feletto and Jamie Garis.

Straddle Returns	is defined in clause 14.3.

Sub Lease	the sub lease granted by the Company to Nikko Principal Investments Australia Pty Limited (ACN 114 016 698) in relation to the Property located in Sydney.

Subsidiary	has the meaning given to that term in the Corporations Act.

Superannuation Guarantee Charge
A charge levied against an employer for failing to make the minimum level of contribution to superannuation funds on behalf of its employees prescribed by the Superannuation Guarantee (Administration) Act 1992 (Cth).

Systems	is defined in Warranty 12.1 in Schedule 2.

TAA 1953	the Taxation Administration Act 1953.

Target Cash Amount	is defined in Schedule 5.

Target Income Tax	is defined in Schedule 5.

                  Share sale agreement          page 56

Schedule 1 Definitions and interpretation

Term	Meaning

Refund Amount

Target LTIP Amount	is defined in Schedule 5.

Target Net Retained Bonus	is defined in Schedule 5.

Target Residual Working Capital Amount	is defined in Schedule 5.

Tax
any tax, levy, charge, impost, fee, deduction, goods and services tax, compulsory loan or withholding, that is assessed, levied, imposed or collected by any Governmental Agency and includes any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of any of the above but excludes Duty.

Tax Claim
any claim, demand, legal proceedings or cause of action including any claim, demand, legal proceedings or cause of action:

1  based in contract (including breach of warranty);

2  based in tort (including misrepresentation or negligence);

3  under common law; or

4  under statute,

arising from a breach of a Tax Warranty, or under the indemnity in clause  10.6.

Tax Cost	all costs, and expenses incurred in: 1 managing an inquiry; or 2 conducting any Disputing Action, in relation to a Tax Demand.

Tax Demand
1    a Demand or assessment from a Governmental Agency requiring the payment of any Tax or Duty for which the Seller may be liable under this agreement;

2    any document received from a Governmental Agency administering any Tax or Duty assessing, imposing, claiming or indicating an intention to claim any Tax or Duty;

3    a notice to a contributing member of a Consolidated Group given under section 721-15(5) or (5A) of the ITAA 1997; or

4    lodgement of a tax return or a request for an amendment under a law about self-assessment of Tax.

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Schedule 1 Definitions and interpretation

Term	Meaning

Tax Invoice	includes any document or record treated by the Commissioner of Taxation as a tax invoice or as a document entitling a recipient to an input tax credit.

Tax Law	any law relating to either Tax or Duty as the context requires.

Tax Payor	is defined in clause 12.3

Tax Relief	any relief, allowance, exemption, exclusion, set-off, deduction, loss, rebate, refund, right to repayment or credit granted or available in respect of a Tax or Duty under any law.

Tax Warranty	Warranty 18 in Schedule 2.

Third Party	any person or entity (including a Governmental Agency) other than a Seller, a Buyer Group Member or the Company.

Third Party Claim	any claim, Demand, legal proceedings or cause of action made or brought by a Third Party, other than a Tax Demand.

Third Party Intellectual Property	the: 1 the Intellectual Property Rights listed in Schedule 11; and 2 any other Intellectual Property Rights used by the Company in the conduct of the Business that are owned by a Third Party.

Title Warranties	Warranty 1.1 and 1.2 in Schedule 2.

Transaction Documents
the following agreements:

1  the Restraints;

2  the Confidentiality Agreement;

3  the Exclusivity Agreement;

4  the Employment Agreements;

5  the Certificate of Designations of the Series A-1 Contingent Convertible Preferred Stock set out in Schedule 8;

6  the Certificate of Designations of the Series A-2 Contingent Convertible Preferred Stock; and

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Schedule 1 Definitions and interpretation

Term	Meaning

7 the offers of continuing employment made by Greenhill to certain Employees on or about the date of this agreement.

Tribunal	the administrative appeals tribunal and includes any court or tribunal replacing it or its functions or an equivalent tribunal in a state or territory of Australia.

Upfront Shares	has the meaning given in clause 11.4(e)(1).

Warranties	the representations and warranties in Schedule 2.

2	Interpretation

2.1	Interpretation provisions

In this agreement headings and words in bold are inserted for convenience and do not affect the interpretation of this agreement and unless the contrary intention appears:

	(a)	a reference to this agreement or another instrument includes any variation or replacement of any of them;

	(b)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

	(c)	the singular includes the plural and vice versa;

	(d)	the word ‘person’ includes a firm, a body corporate, an unincorporated association or an authority;

	(e)	a reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

	(f)	if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

	(g)	a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

	(h)	if an act prescribed under this agreement to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day;

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Schedule 1 Definitions and interpretation

	(i)	if an event must occur on a stipulated day that is not a Business Day then the stipulated day will be taken to be the next Business Day;

	(j)	a reference to time is a reference to Sydney time;

	(k)	a reference to any thing (including any amount) is a reference to the whole and each part of it and a reference to a group of persons is a reference to any one or more of them;

(l)
a reference to a part, clause, party, attachment, exhibit or schedule is a reference to a part and clause of, and a party, attachment, exhibit and schedule to, this agreement and a reference to this agreement includes any attachment, exhibit and schedule;

	(m)	a reference to $ or $A is to Australian currency unless denominated otherwise; and

	(n)	a reference to US$ is to United States currency unless denominated otherwise.

2.2	Inclusive expressions

Specifying anything in this agreement after the words ‘including’, ‘includes’ or ‘for example’ or similar expressions does not limit what else is included unless there is express wording to the contrary.

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Schedule 2

Warranties

1	Ownership and structure

1.1	Group structure

	(a)	The capital structure information for the Company set out in Schedule 6 is accurate and complete.

	(b)	All of the issued shares in the capital of the Company are validly allotted and issued.

	(c)	The Sale Shares comprise all the issued capital in the Company and are fully paid.

(d)
There are no rights to receive a share in the profit, capital and or income of the Company other than entitlements of Company employees to remuneration and bonuses which occur in the ordinary course of the conduct of the Business (including the LTIP), the Income and Capital Rights and other than the Sale Shares.

	(e)	The Company is not the holder or beneficial owner of any shares or other capital in any body corporate (wherever incorporated).

1.2	Ownership

At Completion:

	(a)	each Seller is the legal and beneficial owner of the Sale Shares owned by it;

	(b)	the Buyer will acquire all of the issued capital of the Company; and

	(c)	the Buyer will acquire the full legal and beneficial ownership of the Sale Shares free and clear of all Encumbrances, subject to registration of the Buyer in the register of shareholders.

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Schedule 2 Warranties

1.3	No other arrangements

	(a)	The Company:

		(1)	is not and has not agreed to become a member of any joint venture, consortium, partnership or unincorporated association (other than a recognised trade association);

		(2)	is not under an obligation to issue or otherwise dispose of, and no person has the right to call for the issue or other disposal of, any shares or other securities in it at any time;

(3)
not under any obligation to make any distribution or payment to any third party as a result of the execution or completion of this agreement, other than to third party professional advisers indicated on the Disclosure Letter; and

(4)
has not issued securities, warrants or options with conversion rights to shares or securities in it and there are no agreements or arrangements under which warrants, options or convertible notes or other instruments that could convert into securities of the Company have been issued by it.

(b)
From Completion, other than pursuant to bonuses and other remuneration paid to Company employees in the ordinary course of business, no person other than Buyer has a right to share in the profits of the Company or to receive a distribution or other payment derived from the level of profits of the Company.

2	Founders Warranties

Each Founder warrants with respect to its Seller that:

	(a)	it is the sole legal and beneficial owner of all shares in such Seller;

	(b)	such Seller:

		(1)	is duly incorporated under the laws of the place of its incorporation;

		(2)	is duly registered and authorised to do business in those jurisdictions which, by the nature of its business and assets, makes registration or authorisation necessary; and

		(3)	has at all times and continues to conduct its business in compliance with its constitution.

	(c)	No breach

The entry into this agreement or the consummation of the transactions contemplated by this agreement will not breach any obligations on agreements binding on the Founder, the Sellers or the Company.

	(d)	No liquidation

The Seller has not:

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Schedule 2 Warranties

(1) gone, or is proposed to go, into liquidation;

(2) passed a winding-up resolution or commenced steps for winding-up or dissolution; or

(3)
received a deregistration notice under section 601AB of the Corporations Act or any communication from ASIC that might lead to such notice or applied for deregistration under section 601AA of the Corporations Act.

	(e)	No winding-up process

No petition or other process for winding-up or dissolution has been presented or threatened in writing against the Seller and, so far as the Founder is aware, there are no circumstances justifying such a petition or other process.

	(f)	No receiver or manager

No receiver, receiver and manager, judicial manager, liquidator, administrator or like official has been appointed, or is threatened or expected to be appointed, over the whole or a substantial part of the undertaking or property of the Seller, and, so far as the Founder are aware, there are no circumstances justifying such an appointment.

	(g)	Arrangements with creditors

The Seller has not entered into, or taken steps or proposed to enter into, any arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them.

	(h)	No writs

No writ of execution has issued against the Seller or the property of the Seller and, so far as the Founder is aware, there are no circumstances justifying such a writ.

	(i)	Solvency

The Seller is able to pay its debts as and when they fall due. The Seller is not taken under applicable laws to be unable to pay its debts or has stopped or suspended, or threatened to stop or suspend, payment of all or a class of its debts.

3	Power and authority

3.1	No legal impediment

Each Seller, and each Founder with respect to its Seller, warrants that the execution, delivery and performance by the Seller of this agreement:

	(a)	constitutes legal, valid and binding obligations of each Seller, enforceable against them in accordance with its terms;

	(b)	complies with its constitution; and

(c)
does not constitute a breach of any law, or cause or result in a default under any Encumbrance or document, by which it is bound and that would prevent it from entering into and performing its obligations under this agreement or result in:

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Schedule 2 Warranties

(1) any person being relieved of an obligation to the Company;

(2) any person having a right to terminate or amend (whether or not subject to any other terms or conditions) any agreement with or rights of the Company; or

(3) any obligation of the Company being accelerated; and

(4) is not in breach of any obligations or agreements binding on the Company, the Seller or the Founder.

3.2	Authorisations

Each Seller and each Founder and to himself warrants that all necessary authorisations for the execution, delivery and performance by it of this agreement in accordance with its terms have been obtained without the need for any further consent of any other person.

3.3	Power and capacity

Each Seller warrants that it has full power and capacity to own its own assets, to carry on the Business as it is now being conducted and to enter into and perform its obligations under this agreement.

3.4	Incorporation

Each Seller warrants that it is validly incorporated, organised and subsisting in accordance with the laws of its place of incorporation.

3.5	The Company

The Company:

(a) is duly incorporated under the laws of the place of its incorporation;

(b) has the power to own its assets and carry on the Business as it is being carried on at Completion;

(c) is duly registered and authorised to do business in those jurisdictions which, by the nature of its business and assets, makes registration or authorisation necessary;

(d) has at all times and continues to conduct the Business in compliance with its constitution; and

(e) is not in breach of any obligations or agreements binding the Company on transfer of the Sale Shares to the Buyer.

3.6	No trust

Each Seller warrants that it enters into and performs this agreement on its own account and not as trustee for or nominee of any other person.

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Schedule 2 Warranties

4	Accounts

4.1	Basis of preparation

The Accounts have been prepared:

	(a)	in accordance with the Accounting Standards;

	(b)	in accordance with the requirements of the Corporations Act and any other applicable laws; and

	(c)	in the manner described in the notes to them.

4.2	True and fair view

	(a)	The Accounts give a true and fair view of the financial position of the Company as at the Accounts Date and of the performance of the Company for the financial period ended on the Accounts Date.

	(b)	There are no liabilities of the Company (whether actual or contingent), other than liabilities:

(1) disclosed and provided for in the Accounts or in the notes to the Accounts;

(2) incurred in the ordinary course of business since the Accounts Date;

(3) incurred in connection with the transactions contemplated by this agreement or the Transaction Documents;

(4) otherwise fairly disclosed in the Disclosure Materials;

(5) taken into account as adjustments pursuant to the Completion Accounts; or

(6) that would not reasonably be likely to have a material adverse effect on the Company.

4.3	Position since Accounts Date

Since the Accounts Date the Business has been conducted in all material respects in the ordinary and usual course of business including no material adverse change affecting:

	(a)	the financial and trading position, turnover, goodwill or assets of the Company; or

	(b)	the business carried on by the Company,

(noting the nature of the business carried on by the Company and its reliance on fees from successful mandates), other than for the transactions contemplated by this agreement and the Transaction Documents.

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Schedule 2 Warranties

5	Records and corporate matters

5.1	Accounts and records

All financial records of the Company:

(a) have been properly maintained in accordance with all applicable laws;

(b) do not contain or reflect any material inaccuracies or material discrepancies;

(c) are in the possession and unqualified control of the Company or its advisers on behalf of the Company; and

(d) for employee records, contain adequate and suitable records regarding the service of each of the Employees.

5.2	Rectification of registers

The Company has not received notice of any application or intended application for the rectification of its register of members or any other register that it is required by law to maintain.

6	Business affairs

6.1	All licences obtained

All material licences which are necessary for the conduct of the Business have been obtained and are valid and subsisting. All conditions which apply to any such licence have been fully complied with in all material respects. So far as the Sellers are aware, none of such licences has been breached by the Company or any Employee, or is likely to be suspended, cancelled, refused, materially altered, not renewed, or revoked.

6.2	Alteration of licences

So far as the Sellers are aware, there is no fact, matter or circumstance which would, or would reasonably be expected to, result in the suspension, cancellation, material alteration , non-renewal or revocation of any material licence which is necessary for the conduct of the Business.

7	Contracts

7.1	Contracts are binding

So far as the Sellers are aware, the Material Contracts are valid, binding and enforceable in accordance with their terms.

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Schedule 2 Warranties

7.2	Default by the Company

The Company is not in default, or would be in default but for the requirements of notice or lapse of time, under any agreement to which it is a party, where such default will, or would reasonably be likely to, have a material adverse effect on the Company.

7.3	Terms of engagement

The terms of all engagements, including any amendments, between the Company and each Client have been fully disclosed to the Buyer.

7.4	Default by third party

So far as the Sellers are aware, no other party to any agreement to which the Company is a party is in default, or would be in default but for the requirements of notice or lapse of time, under that agreement, where such default will, or would reasonably be likely to, have a material adverse effect on the Company.

7.5	Notices

So far as the Sellers are aware, as at the date of this agreement the Company has not received, or given, any notice of termination of any agreement to which it is a party that will, or would reasonably be likely to, have a material adverse effect on the Company.

8	Financing arrangements

8.1	Financings

There are no:

(a) financing agreements or arrangements entered into by the Company for the borrowing of money for an amount exceeding A$500,000;

(b) debentures, bonds, notes or similar debt instruments issued by the Company, (whether by one instrument or by all of the instruments in a series) for an amount exceeding A$500,000;

(c) guarantees given by the Company, or to which the Company is otherwise subject for an amount exceeding A$500,000 (other than any guarantee given under sublease relating to a Property);

(d) Encumbrances over the assets or securities of the Company for an amount exceeding A$500,000; or

(e) security interests or financing arrangements that restrict the disposal of the Company,

other than as set forth in the Accounts, as at the Accounts Date or the Completion Accounts as at the Completion Date.

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Schedule 2 Warranties

8.2	No financial benefit

The Company is not party to any agreement with a Seller, any director of a Seller, a Founder, a person who controls a Seller or a Founder, or any spouse, parent or child of any of the foregoing, under which the Company is required to give a material financial benefit to that person or persons, other than an agreement made on arm’s length terms or one which is terminable on reasonable notice.

8.3	No Defaults

There is no existing or unremedied breach of, or any event of default, cancellation event, prepayment event or similar event under, any agreement or arrangement referred to in Warranty 8.1 and the transactions contemplated by this agreement will not trigger any such breach, event of default, cancellation event, prepayment event or similar event.

8.4	No demands

No notices or demands have been served on the Company that remain outstanding in relation to default or non-compliance under an agreement or arrangement referred to in Warranty 8.1.

8.5	Enforcement

So far as the Sellers are aware, no legal or enforcement action has been taken, or demand has been made, by any party to enforce any security or other arrangement referred to in Warranties 8.1(c) or 8.1(d) that will, or would reasonably be likely to, have a material adverse effect on the Company.

9	Assets

9.1	Material Assets

All the tangible assets listed in the Accounts (other than assets disposed of since the Accounts Date) with a value of A$500,000 or more are:

(a) fully paid for;

(b)
either the absolute property of the Company free and clear of all Encumbrances or used by the Company under a contract under which it is entitled to use the assets on the terms and conditions of such contract;

(c) not the subject of any lease or hire purchase agreement or agreement for purchase on deferred terms, other than in the ordinary course of business,

(d) except as provided for or taken into account in the preparation of the Accounts.

9.2	Assets are sufficient

Upon Completion the Company will own, or have the right to use, all of the assets that are material for the conduct of the Business as carried on at Completion.

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Schedule 2 Warranties

10	Properties

10.1	Leases

All Leases are in force and the Company is not in breach under them (unless prior to Completion consents to the change in control triggered by the Sale are not obtained).

10.2	Reimbursement

There is no reimbursement owing from the Company pursuant to the terms of lease AC11423G that was triggered by termination of the lease granted to Sullivan & Cromwell by Reco Bathurst Pty Limited.

10.3	Interests in land

The Company does not have any interest in land except for its interest in the Properties.

10.4	All land owned or occupied

The Properties comprise all the land and premises owned, used or occupied by the Company.

10.5	Occupation

The Company has the exclusive occupation and quiet enjoyment of the Properties used or occupied by them (subject to the existence of the Sub Lease) and, so far as the Sellers’ are aware, hold all licences, easements, rights, interests and privileges necessary or appropriate for the conduct on the Properties of the Business as carried on at Completion.

10.6	No breach

No Seller is aware of any material breach of, or material default under, any lease, agreement or covenant in relation to the Properties and the transactions contemplated by this agreement will not trigger any such breach or default.

10.7	Notices

The Company has not received any written notice to vacate or notice to quit from any Third Party in respect of any of the Properties.

10.8	Defects

So far as the Sellers are aware, the Properties are not subject to any material defect that will, or would reasonably be likely to materially decrease their ability to be used in the existing business of the Company at Completion.

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Schedule 2 Warranties

10.9	Environmental

So far as the Sellers are aware, there are no factors affecting any of the Properties that will, or would reasonably be likely to, give rise to any material liability for the Company:

(a) under; or

(b) arising from any act or omission of the Company that is a breach of or inconsistent with its obligations under,

any environmental laws.

11	Intellectual Property Rights

11.1	Ownership

(a)
The Company is the sole legal and beneficial owner of, registered proprietor of, or applicant in respect of, the Business Intellectual Property listed in Schedule 11, free and clear of all Encumbrances.

(b) The Company’s Intellectual Property Rights in the Business Intellectual Property are valid and enforceable in the jurisdictions in which those Intellectual Property Rights are registered or situated.

(c)
The Company has taken all necessary steps to obtain and maintain appropriate registrations for the Business Intellectual Property that is capable of being registered, including but not limited to paying all renewal fees payable in respect of all registrations of Business Intellectual Property.

(d) So far as the Sellers are aware, no person is infringing any Business Intellectual Property.

11.2	Right to use

The Company has and will have immediately following Completion a licence to use all Third Party Intellectual Property (other than Intellectual Property Rights which are comprised in the Systems) on terms and conditions no less favourable to it than the terms and conditions applicable as at the date of this agreement (where these have been included in the Disclosure Materials).

12	Information Technology

12.1	Systems

The information technology and telecommunications systems, hardware and software owned or used by the Company in the conduct of the Business as at the date of this agreement (Systems) are assets for the purpose of this agreement and comprise all the

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Schedule 2 Warranties

information technology and telecommunications systems, hardware and software necessary for the conduct of the Business as conducted at Completion.

12.2	Ownership of Systems

(a)
All Systems are owned and operated by, or validly licensed by, and are under the control of, the Company and are not wholly or partly dependent on any facilities that are not under the ownership, operation or control of the Company.

(b)
No action will be necessary to enable such Systems to continue to be used in connection with the Business to the same extent and in the same manner as they have been used before the date of this agreement.

12.3	Software

The Company either owns or is validly licensed to use the software comprised in the Systems other than any Systems that may be made available to the Company. No licence for Software is subject to cancellation upon a change of control of the Company.

12.4	Disaster recovery

The disaster recovery plans and business continuity procedures implemented by the Company are designed to minimise the impact of any loss of, or damage to or material interruption in use of any System on the conduct of the Business.

13	Litigation, compliance and Authorisations

13.1	Compliance with risk management policies

The Company has appropriate in-house risk management policies and procedures for an entity conducting a business similar to the Business, including policies relating to personal securities dealing and confidentiality and, so far as the Sellers are aware, the Company is in material compliance with those policies and procedures.

13.2	Compliance with laws

The Company has conducted the Business in all material respects in compliance with applicable laws.

13.3	No material proceedings

The Company is not a party to any investigation, ruling, judgment, order or decree by a Governmental Agency or any other person, prosecution or litigation that will, or would reasonably be likely to, have a material adverse effect on the Company (Material Proceedings).

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Schedule 2 Warranties

13.4	No threatened material proceedings

So far as the Sellers are aware, no Material Proceedings against the Company are pending or have been threatened in writing and the Sellers are not aware of any disputes that will, or would reasonably be likely to, give rise to any Material Proceedings.

13.5	No material or threatened material proceedings between Sellers

No Seller has issued or threatened Material Proceedings against any other Seller or any other Sellers’ Related Bodies Corporate.

13.6	Undertakings

The Company has not given an undertaking or written assurance (whether legally binding or not) to any court or Governmental Agency (including any competition authority) under any anti-trust or similar legislation in any jurisdiction.

13.7	Authorisations

The Company has, or will have at Completion have, all necessary Authorisations material to conduct the Business as it is being carried on at Completion (Material Authorisations) and has paid all fees due in relation to them.

13.8	Compliance with Authorisations

So far the Sellers are aware, all Material Authorisations have been complied with in all material respects by the Company.

14	Employees

14.1	Employee entitlements

(a)
The Employee Entitlement List accurately sets out the period of service, remuneration package (including bonuses, profit share, and entitlements under the Company LTIP paid or conferred), and accrued leave (including long service leave, annual leave and annual sick leave entitlements) for each Employee as at the date specified in the list.

(b)
Except as disclosed in the Employee Entitlement List or otherwise arising in the ordinary course of business before the Completion Date, the Company is not under, nor will it assume before the Completion Date, any liability to any Employee for any pension, lump sum retiring allowance or redundancy payment or any liability with respect to holiday, long service or sick leave entitlement.

(c) The Company has paid all amounts which are presently due and payable in respect of the Employees, directors and officers of the Company.

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(d) As of the date hereof, no current employee of the Company has indicated his or her intention to a Specified Executive to resign or otherwise leave the employ of the Company.

14.2	Compliance

The Company materially complies with all obligations under employment contracts, industrial relations contracts, awards, orders, industrial agreements or collective agreements, and with all codes of conduct and practice relevant to conditions of service and to the relations between it and the employees employed by it.

14.3	No Employee payments triggered by this agreement

No Employee is entitled to any retention payment or payment of an entitlement and no Employee is entitled to terminate his or her employment as a result of the execution or completion of this agreement other than as disclosed in a written contract of employment.

14.4	Union agreements

The Company is not a party to any enterprise agreement, or agreement (including any collective agreement) with a trade union or industrial organisation in respect of the Employees and their employment and no awards or workplace agreements apply to any Employees or a director of the Company, save as disclosed in the Disclosure Materials.

14.5	No Employee disputes

(a)
The Company has not been involved in any industrial dispute with any union or Employee at any time within the 12 months preceding the date of this agreement that will, or would reasonably be likely to, have a material adverse effect on the Company.

(b) The Sellers have no knowledge of any circumstances that will, or would reasonably be likely to, give rise to any industrial dispute or negotiation referred to in Warranty 14.5 (a).

14.6	No Employee claims against the Company

The Sellers have provided to the Buyer details of all Employee Claims made, or threatened against the Company during the period of three years prior to the date of this agreement. All Employees who are receiving workers’ compensation payments from the Company have been identified by the Sellers.

14.7	Material disciplinary action

So far as the Sellers are aware, the Sellers have provided to the Buyer details of any disciplinary action or grievance procedure taken against or involving any Employee.

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Schedule 2 Warranties

14.8	Partnership Equity Scheme Explanatory Memorandum dated 12 January 2009

The Company does not have any share or option incentive scheme, profit sharing scheme or employee share ownership plan for any of its employees, directors, officers, or consultants, other than as set out in the Company’s Partnership Equity Scheme Explanatory Memorandum dated 12 January 2009.

15	Employee superannuation funds

15.1	Funds

As at the date of this agreement, the External Funds are the only superannuation schemes or other pension arrangements:

(a) in operation in relation to the Employees; and

(b) to which the Company contributes or is required to contribute in respect of the Employees.

15.2	No outstanding contributions or payments

(a) The prescribed minimum level of superannuation support for each Employee has been provided so as not to incur a Superannuation Guarantee Charge liability.

(b) There are no outstanding and unpaid contributions on the part of the Company or any Employee.

(c) Provisions have been made for any outstanding and unpaid benefits currently due to a Employee or his or her, dependants or beneficiaries.

16	Solvency

16.1	No liquidation

The Company has not:

(a) gone, or is proposed to go, into liquidation;

(b) passed a winding-up resolution or commenced steps for winding-up or dissolution; or

(c)
received a deregistration notice under section 601AB of the Corporations Act or any communication from ASIC that might lead to such notice or applied for deregistration under section 601AA of the Corporations Act.

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Schedule 2 Warranties

16.2	No winding-up process

No petition or other process for winding-up or dissolution has been presented or threatened in writing against the Company and, so far as the Sellers are aware, there are no circumstances justifying such a petition or other process.

16.3	No receiver or manager

No receiver, receiver and manager, judicial manager, liquidator, administrator or like official has been appointed, or is threatened or expected to be appointed, over the whole or a substantial part of the undertaking or property of the Company, and, so far as the Sellers are aware, there are no circumstances justifying such an appointment.

16.4	Arrangements with creditors

The Company has not entered into, or taken steps or proposed to enter into, any arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them.

16.5	No writs

No writ of execution has issued against the Company or the property of the company and, so far as the Sellers are aware, there are no circumstances justifying such a writ.

16.6	Solvency

The Company is able to pay its debts as and when they fall due. The Company is not taken under applicable laws to be unable to pay its debts or has stopped or suspended, or threatened to stop or suspend, payment of all or a class of its debts.

17	Insurance

17.1	Disclosure

The Disclosure Materials contain complete and accurate particulars of all current insurance policies and cover notes taken out in respect of the Company or the Business as at the date of this agreement (Insurances).

17.2	Currency

Each Insurance is currently in full force and effect and all applicable premiums have been paid.

17.3	No claims

(a) There are no outstanding claims made by the Company or any person on its behalf under an Insurance or an insurance policy previously held by the Company.

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(b) Any claim that might be made against the Company by an Employee or workman or Third Party in respect of any accident or injury is fully covered by insurance, subject to deductibles.

(c) Since the Accounts Date, no material insurance claim by the Company has been refused or settled below the amount which has been claimed.

17.4	Insurance required by law

The Company has effected all insurances required by law to be effected by it, subject to deductibles.

18	Taxes and Duties

18.1	Withholding tax

Any obligation of the Company under any Tax Law to withhold amounts has been complied with.

18.2	Records

The Company has maintained proper and adequate records to enable it to comply in all material respects with its obligations to:

(a) prepare and submit any information, notices, computations, returns and payments required in respect of any Tax Law;

(b) prepare any accounts necessary for compliance with any Tax Law; and

(c) retain necessary records as required by any Tax Law.

18.3	Returns

(a)
The Company has submitted any necessary information, notices, computations and returns to the relevant Governmental Agency in respect of any Tax or any Duty relating to the Company required by any Tax Law to be lodged or filed prior to Completion.

(b)
So far as the Sellers are aware, any information, notice, computation and return which has been submitted by the Company to the relevant Governmental Agency in respect of any Tax or any Duty relating to the Company:

(1) discloses all material facts that must be disclosed under any Tax Law; and

(2) is not false or misleading in any material particular.

(c)
All copies of any information, notices, computations and returns submitted by the Company to the relevant Governmental Authority in respect of any Tax or any Duty relating to the Company which have been supplied by the Sellers the

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Schedule 2 Warranties

Company (or its advisers) to the Buyer are true and complete copies of the originals.

18.4	No Tax audit

There is no current, and the Sellers are not aware of any pending or threatened, Tax or Duty audit relating to the Company by any Governmental Agency.

18.5	No disputes

There are no current, and the Sellers are not aware of any pending or threatened, disputes between the Company and any Governmental Agency in respect of any Tax or Duty.

18.6	No rulings

The Company has not applied for, nor is it a party to, a Tax ruling.

18.7	Franking credits

(a)
The Company will not have a franking account deficit immediately after Completion. No act or omission of the Company at or before Completion will cause the Company to be liable for franking tax immediately after Completion.

(b)
There will not be any franking debit to the Company’s franking account after Completion that relates to a transaction or arrangement entered into at or before Completion, other than franking debits arising from the Payment of the Permitted Dividend.

(c) The Company has not paid any dividend that has not been franked to the required level, or in respect of which the Company has not complied with the applicable Tax Law.

18.8	Stamping

All documents and transactions entered into by the Company that are required to be stamped have been duly stamped.

18.9	No tainting

No amount has been transferred to the Company’s share capital account other than as permitted by sections 197-10 to 197-40 inclusive of the ITAA 1997.

18.10	No deemed dividends

Any loans to directors or other related parties are not taken to be a dividend paid by the Company to that entity under Division 7A of Part III of the ITAA 1936.

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Schedule 2 Warranties

18.11	Public officer

The office of public officer of the Company has always been occupied as required under any Tax Law.

18.12	GST

In relation to GST, and to the extent not covered by Warranties 18.1 to 18.12 and Warranties 18.14 to 18.16:

(a)
the Company is not a party to any contract, deed, arrangement or understanding in respect of which it is or will become liable to pay GST without being entitled to increase the consideration payable under the contract, deed, arrangement or understanding or otherwise seek reimbursement so that the Company retains the amount it would have retained but for the imposition of GST.

(b) the Company:

(1) is registered for GST under the GST Law where required to be registered for GST;

(2) has complied in all respects with the GST Law; and

(3) is not in default of any obligation to make any payment or return (including any Business Activity Statement) or notification under the GST law.

(c) the Company has established internal procedures and systems necessary to ensure that its billing, accounts receivable and general ledger functions accurately capture and account for GST.

(d) the Company has correctly and on a timely basis, returned GST on all taxable supplies and has no outstanding GST liabilities.

(e)
the Company has correctly claimed input tax credits on all creditable acquisitions and has held valid tax invoices in each relevant tax period in which the input tax credits were claimed and continues to hold those tax invoices as required by law.

(f) the Company is not, and has not been at any time, a member of a GST group.

18.13	No interposed entity election

The Company has not made an interposed entity election pursuant to section 272-85 of the ITAA 1936.

18.14	Tax consolidated group

The Company is not, and has not been at any time, a member of a Consolidated Group.

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Schedule 2 Warranties

19	Private Placement

Each Seller is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and is acquiring the Greenhill Securities for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Each Seller (either alone or together with his advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Greenhill Securities and is capable of bearing the economic risks of such investment. Each Seller understands that the Greenhill Securities have not been registered under the Securities Act, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act or unless an exemption from registration is available.

20	Accuracy of information

(a)
So far as the Sellers are aware, the historical and factual information concerning the Business prepared by or on behalf of the Sellers and contained in Disclosure Materials is accurate in all material respects.

(b)
The Sellers have not included any information in the Disclosure Materials that any Seller is aware is false or misleading in any material respect, and, so far as the Sellers are aware, no information has been omitted from the Disclosure Materials that would render the Disclosure Materials misleading in any material respect.

21	Caliburn Partnership Holdings Ltd

The entity Caliburn Partnership Holdings Ltd is not a currently operating entity and is not a Related Body Corporate of the Company or related to the Business.

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Schedule 3

Buyer Warranties

1	Ownership and structure

1.1	Group structure

	(a)	The capital structure information for the Buyer set out in Schedule 7 is accurate and complete.

	(b)	All of the issued and outstanding shares in the capital of the Buyer are duly authorised, validly issued, fully paid and non-assessable.

	(c)	The securities set out in Schedule 7 comprise all the issued capital in the Buyer and are fully paid.

	(d)	There are no rights to receive a share in the capital and/or income of the Buyer other than pursuant to the securities set out in Schedule 7.

(e)
The Greenhill Shares to be delivered as part of the Purchase Price are duly authorised, validly issued, fully paid and non-assessable and free of pre-emptive rights, and are free and clear of any Encumbrances.

(f)
When issued in accordance with the terms of this agreement and the terms of the Series A-1 Contingent Convertible Preferred Stock and the Series A-2 Contingent Convertible Preferred Stock, the Series A-1 Contingent Convertible Preferred Stock and the Series A-2 Contingent Convertible Preferred Stock will be duly authorised, validly issued, fully paid and non-assessable and free of pre-emptive rights, and will not be issued in violation of any subscription rights and will be free of restrictions on transfer other than those set forth in this agreement and under applicable U.S. state and federal securities laws.

1.2	No other arrangements

The Buyer:

(a)
except pursuant to restricted stock units previously granted, is not under an obligation to issue or otherwise dispose of, and no person has the right to call for the issue or other disposal of, any shares or other securities in it at any time; and

	(b)	has not issued securities, warrants or options with conversion rights to shares or securities in it and there are no agreements or arrangements under which

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Schedule 3 Buyer Warranties

warrants, options or convertible notes or other instruments that could convert into securities of Greenhill have been issued by it.

2	Power and authority

2.1	No legal impediment

The Buyer warrants that the execution, delivery and performance by it of this agreement:

(a) constitutes legal, valid and binding obligations of the Buyer, enforceable against it in accordance with its terms;

(b) complies with its constitution; and

(c)
does not constitute a breach of any law, or cause or result in a default under any Encumbrance or document, by which it is bound and that would prevent it from entering into and performing its obligations under this agreement.

2.2	Corporate Authorisations

The Buyer warrants that all necessary authorisations for the execution, delivery and performance by it of this agreement in accordance with its terms have been obtained without the need for any further consent of any other person.

2.3	Power and capacity

The Buyer warrants that it has full power and capacity to own its own assets, to carry on its business as it is now being conducted and to enter into and perform its obligations under this agreement.

2.4	Incorporation

The Buyer warrants that it is validly incorporated, organised and subsisting in accordance with the laws of its place of incorporation.

2.5	The Buyer and its Material Subsidiaries

The Buyer and each of its Material Subsidiaries

(a) is in good standing or existence;

(b) is duly incorporated or formed under the laws of the place of its incorporation or formation;

(c) has the power to own its assets and carry on the business as it is being carried on at Completion;

(d) is duly registered and authorised to do business in those jurisdictions which, by the nature of its business and assets, makes registration or authorisation necessary;

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Schedule 3 Buyer Warranties

(e)
has at all times and continues to conduct its business in compliance with its amended and restated certificate of incorporation and its amended restated by-laws or any other applicable organizational documents; and

(f) is not in breach of any obligations or agreements binding the Buyer on transfer of Greenhill Securities under this agreement.

2.6	No trust

The Buyer warrants that it enters into and performs this agreement on its own account and not as trustee for or nominee of any other person.

3	Greenhill Accounts

3.1	Basis of preparation

The Greenhill Accounts have been prepared:

(a) in accordance with the United States generally accepted accounting principles;

(b) in accordance with the requirements of the Exchange Act and any other applicable laws; and

(c) in the manner described in the notes to them.

3.2	True and fair view

The Greenhill Accounts give a true and fair view of the financial position of the Buyer Group as at the Greenhill Accounts Date and of the performance of the Buyer Group for the financial period ended on the Greenhill Accounts Date.

3.3	Position since Greenhill Accounts Date

Since the Greenhill Accounts Date the Buyer Group’s businesses have been conducted in all material respects in the ordinary and usual course of the business (other than in relation to the transactions contemplated by this agreement and the Transaction Documents) including no material adverse change affecting:

(a) the financial and trading position, turnover, goodwill or assets of Greenhill and its Subsidiaries; or

(b) the business carried on by Greenhill and its Subsidiaries,

(noting the nature of the business carried on by Greenhill and its reliance on fees from successful mandates), other than for the transactions contemplated by this agreement and the Transaction Documents.

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Schedule 3 Buyer Warranties

4	Business affairs

4.1	All licences obtained

All material licences which are necessary for the conduct of the business of the Buyer and its Material Subsidiaries have been obtained and are valid and subsisting. All conditions which apply to any such licence have been fully complied with in all material respects. So far as the Buyer is aware, none of such licences has been breached by any member of the Buyer Group or any employee of an member of the Buyer Group, or is likely to be suspended, cancelled, refused, materially altered, not renewed, or revoked.

4.2	Alteration of licences

So far as the Buyer is aware, there is no fact, matter or circumstance which would, or would reasonably be expected to, result in the suspension, cancellation, material alteration , non-renewal or revocation of any material licence which is necessary for the conduct of the business of the Buyer and its Material Subsidiaries.

5	Litigation, compliance and Authorisations

5.1	Compliance with risk management policies

Each Material Subsidiary has appropriate in-house risk management policies and procedures for an entity conducting a business similar to the business conducted by each Material Subsidiary, including policies relating to personal securities dealing and confidentiality and, so far as the Buyer is aware, each Material Subsidiary is in material compliance with those policies and procedures.

5.2	Compliance with laws

Each of Buyer and its Material Subsidiaries has conducted its business in all material respects in compliance with applicable laws, where non compliance would, or would reasonably be likely to, have a material adverse effect on the Buyer Group.

5.3	No material proceedings

Neither Buyer or any of its Material Subsidiaries is a party to any investigation, ruling, judgment, order or decree by a Governmental Agency or any other person, prosecution or litigation that would, or would reasonably be likely to, have a material adverse effect on the Buyer Group (Greenhill Material Proceedings).

5.4	No threatened material proceedings

So far as Greenhill is aware, as at the date of this agreement no Greenhill Material Proceedings against any Buyer or any of its Material Subsidiaries are pending or have been threatened in writing and Greenhill is not aware of any disputes that will, or would reasonably be likely to, give rise to any Greenhill Material Proceedings.

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Schedule 3 Buyer Warranties

5.5	Undertakings

Neither Buyer or any of its Material Subsidiaries has given an undertaking or written assurance (whether legally binding or not) to any court or Governmental Agency (including any competition authority) under any anti-trust or similar legislation in any jurisdiction.

5.6	Authorisations

Buyer has, or will have at Completion have, all necessary Authorisations material to conduct the relevant Buyer Business as it is being carried on at Completion (Greenhill Material Authorisations) and has paid all fees due in relation to them.

5.7	Compliance with Authorisations

So far as the Buyer is aware, all Greenhill Material Authorisations have been complied with in all material respects by Buyer.

6	Solvency

6.1	No liquidation

Neither Greenhill nor any of its Material Subsidiaries has:

(a)
had an order made against it or an effective resolution passed in relation to it for its winding up or dissolution without winding up (otherwise than for the purposes of reconstruction or amalgamation);

	(b)	had a receiver, receiver and manager, judicial manager, liquidator, administrator or like official appointed over the whole or a substantial part of its undertaking or property;

	(c)	had the holder of an Encumbrance take possession of the whole or any substantial part of its undertaking and property;

(d)
been the subject of a decree or order for relief entered by a court of competent jurisdiction under the U.S. Bankruptcy Code or under any other applicable bankruptcy, insolvency, reorganization, liquidation or similar law;

	(e)	had an involuntary case commenced against it under the U.S. Bankruptcy Code or under any other applicable bankruptcy, insolvency, reorganization, liquidation or similar law;

(f)
sought to have an order for relief entered with respect to it or shall commence a voluntary case under Chapter 11 of the U.S. Bankruptcy Code or any other applicable bankruptcy, insolvency, reorganization, liquidation or similar law;

	(g)	gone, or is proposed to go, into liquidation; or

	(h)	passed a winding-up resolution or commenced steps for winding-up or dissolution.

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Schedule 3 Buyer Warranties

6.2	No winding-up process

No petition or other process for winding-up or dissolution has been presented or threatened in writing against Greenhill or any of its Material Subsidiaries and, so far as the Buyer Group is aware, there are no circumstances justifying such a petition or other process.

6.3	No receiver or manager

No receiver, receiver and manager, judicial manager, liquidator, administrator or like official has been appointed, or is threatened or expected to be appointed, over the whole or a substantial part of the undertaking or property of any Buyer or any of its Material Subsidiaries, and, so far as the Buyer Group is aware, there are no circumstances justifying such an appointment.

6.4	Arrangements with creditors

Neither Buyer or any of its Material Subsidiaries has entered into, or taken steps or proposed to enter into, any arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them.

6.5	No writs

No writ of execution has issued against any Buyer or any of its Material Subsidiaries or their respective properties and, so far as the Buyer Group is aware, there are no circumstances justifying such a writ.

6.6	Solvency

Buyer is able to pay its debts as and when they fall due. Buyer is not taken under applicable laws to be unable to pay its debts or has stopped or suspended, or threatened to stop or suspend, payment of all or a class of its debts.

7	Continuous disclosure

(a)
The Buyer has filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by the Buyer since December 31, 2008 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the Buyer SEC Documents).

	(b)	As of its filing date, each Buyer SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be.

(c)
As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Buyer SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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Schedule 3 Buyer Warranties

(d)
Each Buyer SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

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Schedule 4

Completion Steps

1	Pre–Completion actions

1.1	Notifications

The Buyer confirms that from Completion:

	(a)	(resignations) it requires Peter Hunt to resign as a director of the Company.

	(b)	(appointments) it requires Jeff Buckalew, Harold Rodriguez and Ulrika Ekman to be appointed as directors of the Company.

from Completion;

1.2	Board resolutions

On or before Completion, the Sellers must ensure that a meeting of the directors of the Company is convened and approves, or a circulating resolution of the directors is passed which approves, (in either case subject to and with effect from Completion occurring):

	(a)	the resignations of the persons referred to in clause 1.1 of this Schedule 4;

	(b)	the appointment of the persons referred to in clause 1.1 of this Schedule 4 (provided that a consent to act and notification of interest signed by each such person has been delivered to the Seller on or before Completion); and

	(c)	if the Buyer has approved new mandates for the operation of bank accounts by the Company and notified the Sellers of this fact in writing at least 3 Business Days before Completion, the revocation of all existing mandates and the replacement of those mandates with the mandates approved by the Buyer.

1.3	Approval of transfers

On or before Completion, the Sellers must ensure that a meeting of the directors of the Company is convened and approves, or a circulating resolution of the directors is passed which approves (in either case subject to and with effect from Completion occurring), the registration of the Buyer as the holder of the Sale Shares in its register of shareholders, subject only to receipt of the executed share transfers referred to in clause 3 of this Schedule 4 and to payment of any Duty on the transfer of the Sale Shares.

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Schedule 4 Completion Steps

1.4	Redemption of ‘B’ Class Redeemable Preference Shares

On or before Completion the Sellers must ensure that the Company redeems each of ‘B’ Class Redeemable Preferred Shares in accordance with clause 3.5(f)(iv) of the Constitution of the Company.

1.5	Conversion of ‘C’ Class Convertible Redeemable Preference Shares.

Issue a formal notice of conversion for the conversion of all the ‘C’ Class Convertible Redeemable Preference Shares in accordance with clause 3.5(g) of the Constitution of the Company.

2	Sellers’ obligations at Completion

At Completion, the Sellers must:

(a) (restraints) give the Buyer copies of the Restraints signed by each of the Founders;

(b) (employment agreements) give the Buyer copies of fully executed counterparts of each of the amendments to the Employment Agreements in the agreed form.

(c) (share transfers) give the Buyer completed share transfers of the Sale Shares to the Buyer, executed for and on behalf of each of the Sellers (as applicable); and

(d) (delivery of documents) make available to the Buyer:

(1) (corporate documents) the certificate of incorporation, common seal, any duplicate seal, all prescribed registers, all statutory, minute and other Business Records of the Company;

(2) (books and ledgers) all ledgers, journals and books of account of the Company;

(3) (cheque books) all cheque books of the Company and a list of all bank accounts maintained by the Company in its name; and

(4) (title documents) all documents of title in the possession of the Company relating to the ownership of the Company’s assets.

In the case of each of the above items, such items will be deemed to have been made available to the Buyer if the items are left under the control of the Company.

3	Buyer’s obligations at Completion

At Completion, the Buyer must:

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Schedule 4 Completion Steps

(a)	(share transfers) deliver to each Seller completed share transfers in respect of the Sale Shares, duly executed for and on behalf of the Buyer;

(b)
(Preferred Stock – certificates) deliver to each Seller, stock certificates in respect of the Series A-1 Contingent Convertible Preferred Stock and Series A-2 Contingent Convertible Preferred Stock referred to in clause 3.2, in each case duly executed for and on behalf of the Buyer

(c)
(uncertificated stock) - if the Greenhill Shares are issued in uncertificated book entry form, Greenhill shall, at Completion, deliver to each Seller, a written notice containing the information required to be set forth or stated on stock certificates of Greenhill Shares with respect to Greenhill Shares referred to in clause 3.1, duly executed for and on behalf of Greenhill.

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Schedule 5

Completion Accounts

1	Definitions

The meanings of the terms used in this document are set out below.

Term	Meaning

Accounting Standards
3    the accounting standards required under the Corporations Act (including the Approved Accounting Standards issued by the Australian Accounting Standards Board) and other mandatory professional reporting requirements issued by the joint accounting bodies (including the Australian Accounting Standards issued either jointly by CPA Australia and the Institute of Chartered Accountants in Australia or by the Australian Accounting Research Foundation on behalf of CPA Australia and the Institute of Chartered Accountants in Australia); and

4    if no accounting standard applies under the Corporations Act or other mandatory professional reporting requirements, the principles set out in Australian Statements of Accounting Concepts.

Buyer’s Report	is defined in clause 3.2 of this Schedule 5.

Calculation Time	11.59 pm (Sydney time) on the day immediately preceding the Completion Date.

Cash
the aggregate amount of any cash, cash equivalents (such as cheques and liquid securities) and credit balances of the Company with banks and other financial institutions, excluding:

•      the Restricted Cash Amount;

•      any cash, cash equivalents and credit balances included as part of the LTIP Deposit Amounts; and

•      any cash, cash equivalents and credit balances included as part of the Retained Bonus Funds.

Cash Amount	the amount of Cash, as at the Calculation Time.

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Schedule 5 Completion Accounts

Term	Meaning

Completion Cash Amount	the Cash Amount, as set out in the final Completion Accounts (as adjusted by the Expert’s Report, if applicable).

Completion Income Tax Refund Amount	the Income Tax Refund Amount, as set out in the final Completion Accounts (as adjusted by the Expert’s Report, if applicable).

Completion LTIP Amount	the LTIP Amount, as set out in the final Completion Accounts (as adjusted by the Expert’s Report, if applicable).

Completion Net Retained Bonus Amount	the Retained Bonus Amount, as set out in the final Completion Accounts (as adjusted by the Expert’s Report, if applicable).

Completion Residual Working Capital Amount	the Residual Working Capital Amount, as set out in the final Completion Accounts (as adjusted by the Expert’s Report, if applicable).

Creditors
comprises those line items at 2(c), (d), (e), (f), (g), (h), (i) and (j) of Attachment 1 of this Schedule 5, as at the Calculation Time, and excludes (for the avoidance of doubt) any amount of partner bonus and the Permitted Dividend and the Permitted Distribution.

Debtors	comprises those line items at 2(a) and (b) of Attachment 1 of this Schedule 5, as at the Completion Time.

Deferred Tax Asset	the deferred tax asset held by the Company (arising from the components referred to in the line items at 6(a) to (h) of Attachment 1 of this Schedule 5), as at the Calculation Time.

Disputed Matters	is defined in clause 3.2(b) of this Schedule 5.

Expert	is defined in clause 3.4 of this Schedule 5.

Expert’s Report	is defined in clause 3.4 of this Schedule 5.

Income Tax Refund Amount
The net income tax refund accrued to the Company in respect of the period 1 July 2009 to the Calculation Time (calculated using the values derived from the line items at 5(a) to (c) of Attachment 1 of this Schedule 5).

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Schedule 5 Completion Accounts

Term	Meaning

LTIP Amount
the net surplus (or deficit) of the Company’s Long Term Incentive Plan (calculated using the values derived from the line items at 3(a) and (b) of Attachment 1 of this Schedule 5), as at the Calculation Time.

LTIP Deposit Amount	is calculated in accordance with paragraph (d) of Attachment 2 of this Schedule 5.

Prepayments	the benefit, as at the Calculation Time, of amounts paid in advance by the Company for goods or services to be supplied to the Company after the Calculation Time .

Residual Working Capital Amount	an amount equal to: • total Debtors; plus • total Prepayments; less • total Creditors.

Retained Bonus Amount	the net amount retained by the Company in respect of deferred employee bonuses (being the sum of the line items at 4(a) and (b) of Attachment 1 of this Schedule 5).

Retained Bonus Funds	is calculated in accordance with paragraph (e) of Attachment 2 of this Schedule 5.

Review Period	is defined in clause 3.1 of this Schedule 5.

Target Cash Amount	A$2,000,000.

Target Income Tax Refund Amount	A$ Nil.

Target Net Retained Bonus Amount	A$ Nil.

Target LTIP Amount	A$ Nil.

Target Residual Working Capital Amount	A$1,500,000.

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Schedule 5 Completion Accounts

2	Preparation of draft Completion Accounts

2.1	Preparation and delivery of the Completion Accounts

The Sellers must procure that no later than 40 Business Days after the Completion Date draft Completion Accounts are prepared in accordance with this Schedule 5 and in the format set out in Attachment 1 to this Schedule 5 and delivered to the Buyer which sets out:

	(a)	the Cash Amount;

	(b)	the Residual Working Capital Amount;

	(c)	the LTIP Amount;

	(d)	the Retained Bonus Amount;

	(e)	the Income Tax Refund Amount; and

	(f)	the Deferred Tax Asset.

(each a Completion Accounts Item)

2.2	Applicable accounting principles, policies and procedures

The Completion Accounts must be prepared in order of precedence:

(a)
in a manner consistent with the principles, policies and procedures described in Attachment 2 to this Schedule 5 (being the principles, policies and procedures used to prepare the Accounts and other agreed principles, policies and procedures); and

	(b)	where an item is not covered by the accounting principles, policies and procedures referred to in clauses 2.2 (a) of this Schedule 5, in accordance with the Accounting Standards.

3	Review of draft Completion Accounts

3.1	Review by Buyer

The Buyer must complete its examination and review of the draft Completion Accounts within 20 Business Days after receipt of them (Review Period) and deliver to the Sellers the report contemplated by clause  3.2 of this Schedule 5 by the end of the Review Period.

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Schedule 5 Completion Accounts

3.2	Report by Buyer

(a)
The Buyer must deliver to the Seller, by no later than the end of the Review Period, a report (Buyer’s Report) stating whether or not the Buyer agrees with each Completion Accounts Item in the draft Completion Accounts.

	(b)	If the Buyer does not agree with one or more Completion Accounts Items the Buyer must also set out in the Buyer’s Report:

(1)	the matters in respect of which it disagrees with the draft Completion Accounts (Disputed Matters);

(2)	the grounds on which the Buyer disagrees with the draft Completion Accounts; and

(3)	its opinion as to each of the Completion Accounts Items.

3.3	Agreement or failure by Buyer to report

If the Buyer:

(a) states in its Buyer’s Report that it agrees with each of the Completion Accounts Items; or

(b) does not deliver the Buyer’s Report as required under clause 3.2 of this Schedule 5,

then the draft Completion Accounts delivered under clause 2.1 of this Schedule 5 will be deemed to be the final Completion Accounts and will be conclusive, final and binding on the parties.

3.4	Disagreement or failure to provide report

(a)
If the Buyer does not agree with one or more Completion Accounts Items, and the Buyer’s Report contains the matters referred to in clause  3.2 of this Schedule 5 then the Sellers and the Buyer must enter into good faith negotiations and use all reasonable endeavours to agree the Disputed Matters.

(b)
If the Sellers and the Buyer cannot agree the Disputed Matters within 30 Business Days after delivery of the Buyer’s Report (or such longer period as the Buyer and the Sellers agree) then the unresolved Disputed Matters must be referred for resolution to an Australian office of KPMG within a further 10 Business Days. If KPMG will not agree to act, the Sellers and the Buyer must promptly request the President for the time being of the Institute of Chartered Accountants in Australia to appoint an independent person in Australia to determine the unresolved Disputed Matters. The person agreed or nominated under this clause  3.4 (b) will be the ‘Expert’ for the purposes of this Schedule 5.

(c)	The Buyer and the Sellers must instruct the Expert to decide within the shortest practicable time the Disputed Matters and the disputed Completion Accounts Items by applying the principles set out or referred to in this Schedule 5 in accordance with this Schedule 5 and to deliver to the Buyer and the Sellers a report (Expert’s Report), that contains a copy of the amended Completion Accounts (if any) and that states, on the basis of the Expert’s decision, its opinion as to:

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Schedule 5 Completion Accounts

(1)	the Disputed Matters; and

(2)	each of the Completion Accounts Items.

	(d)	The Sellers and the Buyer must provide all information and assistance the Expert reasonably requests for the purpose of the Expert’s Report and may provide written submissions to the Expert.

	(e)	The Buyer and the Sellers must instruct the Expert to decide the procedures and timing to be followed in order to resolve the dispute.

3.5	Conclusiveness of Expert’s report

	(a)	The Expert will act as an expert, not as an arbitrator, in determining the dispute.

	(b)	The Expert’s determination in relation to the Disputed Matters and the Completion Accounts Items must be made as soon as possible.

	(c)	The Expert’s decision is final, conclusive and binding.

3.6	Costs

	(a)	Except as contemplated in clause 3.6 of this Schedule 5, each party must bear its own costs in complying with this Schedule 5 and in particular:

		(1)	the Sellers must severally bear the costs of the Sellers’ Accountants (in proportion to the allocation of the Purchase Price as set out in Schedule 12); and

		(2)	the Buyer must bear the costs of the Buyer’s Accountants.

	(b)	The costs and expenses of the Expert (if appointed) must be paid 50% by the Buyer and 50% by the Sellers (in equal proportions).

4	Access to information

(a)
The Buyer must permit representatives of the Sellers and the Sellers’ Accountants to have access to and take extracts from the books, correspondence, accounts or other Business Records relating to the Company for the period before Completion in the Buyer’s possession or control as the Sellers and the Sellers’ Accountant’s reasonably request in relation to the preparation of, and agreement to, the draft Completion Accounts.

(b)
The Sellers must permit representatives of the Buyer and the Buyer’s Accountants to have access to and take extracts from the books, correspondence, accounts or other records relating to the Company for the period before Completion in the Sellers’ possession or control as the Buyer and the Buyer’s Accountants reasonably request in relation to the review of, and agreement to, the draft Completion Accounts.

                  Share sale agreement          page 95

Schedule 5 Completion Accounts

5	Completion Accounting Principles

5.1	Timing

The Completion Accounts must be prepared without regard to any events that occur after Completion or as a consequence of the Sale.

5.2	End of financial year

The Completion Accounts as they are prepared, relate to the relevant assets and liabilities as listed in Attachment 1 (Pro Forma Completion Accounts). The Accounting Principles that relate to the Completion Accounts are consistent with prior periods as if they were being prepared at the end of the financial year of the Company and are outlined at Attachment 2 of Schedule 5.

                  Share sale agreement          page 96

Schedule 5 Completion Accounts

Attachment 1 – Pro forma Completion Accounts

(A$)
1. Cash Amount
Cash Amount	$[ ]
2. Residual Working Capital Amount
Debtors
(a) Net Fee Receivable	[ ]
(b) Other Receivables	[ ]
Total Debtors	[ ]
Prepayments	[ ]
Creditors
(c) Trade Creditors	[ ]
(d) Accrued employee bonuses	[ ]
(e) Transaction fees and expenses	[ ]
(f) Superannuation Payable	[ ]
(g) Net GST Payable	[ ]

                  Share sale agreement          page 97

Schedule 5 Completion Accounts

(h) Payroll Tax Payable	[ ]
(i) Accrued employee salaries
(j) Other Accrued Expenses	[ ]
Total Creditors	[ ]
Residual Working Capital Amount	$[ ]
3. LTIP Amount
(a) LTIP deposits	[ ]
(b) LTIP payable	[ ]
LTIP Amount	$[ ]
4. Retained Bonus Amount
(a) Retained Bonus Funds	[ ]
(b) Retained Bonus Payable	[ ]
Retained Bonus Amount	$[ ]
5. Income Tax Refund Amount

                  Share sale agreement          page 98

Schedule 5 Completion Accounts

(a) Net Taxable income to Completion Date	[ ]
(b) Current Income Tax Expense as at Calculation Time	[ ]
(c) Tax instalments paid	[ ]
Income Tax Refund Amount	$[ ]
6. Deferred Tax Asset
(a) Long Term Incentive Plan Payable	[ ]
(b) Deferred Bonus Payable	[ ]
(c) Payroll Tax Payable	[ ]
(d) Carried Forward Capital Losses	[ ]
(e) Provision for Doubtful Debts	[ ]
(f) Interest Receivable	[ ]
(g) Superannuation Payable	[ ]
(h) Transaction Costs	[ ]
Deferred Tax Asset	$[ ]

                  Share sale agreement          page 99

Schedule 5 Completion Accounts

Attachment 2 – Accounting procedures and policies used to prepare the Accounts

Basis of preparation

Except as contemplated by this attachment 2, the Completion Accounts are to be prepared using the same policies and procedures applied in the preparation of the Company’s annual general purpose financial report for the year ended 30 June 2009 (the Policies). The Completion Accounts are to be prepared in accordance with Australian Accounting Standards (including Australian Accounting Interpretations) of the Australian Accounting Standards Board and the Corporations Act 2001 (the Standards).

Australian Accounting Standards set out accounting policies that the AASB has concluded would result in the Completion Accounts containing or reflecting relevant and reliable information about transactions, events and conditions. Compliance with Australian Accounting Standards ensures that the Completion Accounts also comply with International Financial Reporting Standards. Material accounting policies adopted in the preparation of the Completion Accounts are presented below and have been consistently applied unless otherwise stated.

The following is a summary of the material accounting policies adopted by the Company in the preparation of the Completion Accounts. The accounting policies have been consistently applied, unless otherwise stated.

The Completion Accounts are to be prepared on an accruals basis.

(a)	Debtors

(1) Net fee receivables

Fee receivables will be stated in the Completion Accounts to the extent that they represent services performed and invoiced up to the Calculation Time, less reserves for doubtful debts. A fee receivable will be classified as a doubtful debt if it is outstanding for more than 60 days, or based on aging report provided to and agreed by the Buyers, as at the Completion Date and there are bona fide and reasonable grounds which indicate that the receivable will not be paid.

(2) Other receivables

Other receivables relate to accrued interest, other debtors, interest receivables, staff receivables and temporary credit disputed charges to the extent such items are collectible.

Accrued interest arises from holding cash deposits and will be brought to account in the Completion Accounts on a time proportional basis.

(b)	Prepayments

Prepayments recognised in the Completion Accounts will reflect the unexpired portion of the asset that the Buyer will be entitled to benefit from post the Calculation Time. This will specifically include but is not limited to subscriptions, licence fees related to information technology, prepaid advisory fees and prepaid insurance; as is consistent with the Accounts.

                  Share sale agreement          page 100

Schedule 5 Completion Accounts

(c)		Creditors

Trade creditors recognised in the Completion Accounts represent amounts for which the Company has received goods and services as at the Calculation Time that have been invoiced to the Company and remain unpaid. Accrued expenses, accrued bonuses (for non-partner staff only), transaction fees and expenses, superannuation payable, accrued employee salaries and payroll tax payable recognised in the Completion Accounts represent amounts which the Company is obliged or committed to pay at the Calculation Time and that are calculated and brought to account on either a proportional basis or in accordance with an agreed arrangement. GST is calculated in line with the related policy as outlined in Attachment 2 of Schedule 5.

In relation to accrued employee salaries, the Company pays salaries on the 15th of each month (being 2 weeks in arrears and 2 weeks in advance) and at each month end the accrual balance for employee salaries is nil.

The Permitted Dividend and Permitted Distribution shall be disregarded and not included in any creditor balance.

(d)		LTIP Amount

The LTIP Amount recognised in the Completion Accounts represents the cash amounts which the Company has set aside in term deposits (LTIP Deposits) to offset the amounts which the Company is obliged or committed to pay as at the Calculation Time in accordance with the Company’s Long Term Incentive Plan (being the document entitled “Equity Scheme Explanatory Memorandum” (LTIP Payable).

Specifically the LTIP Deposits comprise the amounts set aside by the Company in the following term deposits (or such other accounts as the Company may nominate to be counted as LTIP Deposits):

Bank: National Australia Bank

Account Names: NAB Term Deposit Caliburn Partnership Pty Ltd

	Account Numbers:	83-088-3770
82-103-8866

(e)	Retained Bonus Amount

The Retained Bonus Amount recognised in the Completion Accounts represents the amounts for which the Company has set aside in specifically identified accounts (Retained Bonus Funds) to offset the amounts which the Company is obliged or committed to pay employees at the Calculation Time in accordance with the Company’s Deferred Bonus Scheme (Retained Bonus Payable). The Deferred Bonus Scheme is the bonus scheme applicable to various staff as defined in their respective employment agreements.

Specifically the Retained Bonus Funds comprise the amounts held by the Company in the following Accounts:

Financial Institution: Accumulus Wrap Service

Account Name: Caliburn Partnership Pty Ltd

                  Share sale agreement          page 101

Schedule 5 Completion Accounts

Account Numbers: M00156558

Financial Institution: Accumulus Wrap Service

Account Name: Caliburn Partnership Pty Ltd No 2 Account

Account Numbers: M00512823

Financial Institution: Accumulus Wrap Service

Account Name: Caliburn Partnership Pty Ltd MD’s account

Account Numbers: M02046766

Financial Institution: Accumulus Wrap Service

Account Name: Caliburn Partnership Pty Ltd

Account Numbers: M02305406

Financial Institution: Accumulus Wrap Service

Account Name: Kaplan MD’s Account

The market value of the Retained Bonus Funds, is calculated at the end of each financial period (or at the Calculation Time, as applicable) as the market value of the abovementioned investments. Absent bonus forfeitures and employee departures, at any time the total amount of the Retained Bonus Funds will match the total Retained Bonus Payable.

A Deferred Tax Asset Arises with respect to the Retained Bonus Payable where the Retained Bonus Payable is accrued in the accounts of the Company but for which no tax deduction arises until a later time.

(f)	Income Tax Refund Amount

The Income Tax Refund Amount recognised in the Completion Accounts represents the amount of net income tax refund accruing to the Company in respect of the period 1 July 2009 to the Calculation Time. This amount is represented by calculating the current income tax liability on the taxable income derived by the Company for the period 1 July 2009 to the Calculation Time less any PAYG instalments paid, franking credits received, or other allowable tax offsets available as at the Calculation Time.

The current income tax liability applicable up to the Calculation Time is the tax payable on taxable income calculated using applicable income tax rates enacted, or substantially enacted, as at the Completion Date. Current tax liabilities are therefore measured as the amounts expected to be paid to the relevant taxation authority.

(g)	Income tax

The policies and principles as defined in this section relate to both the specifically identified issues as outlined below and, unless otherwise disclosed, are consistent with the historical preparation of the Accounts.

                  Share sale agreement          page 102

Schedule 5 Completion Accounts

Deferred tax assets and liabilities are, subject to the specific terms of this agreement, ascertained based on specifically identified temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. Deferred tax assets also result where amounts have been fully expensed but future tax deductions are available. Specifically for this agreement, Deferred Tax Assets arise in respect of:

•	LTIP Payable;

•	Retained Bonus Payable;

•	payroll tax payable;

•	carried forward capital losses;

•	Provision for doubtful debts;

•	interest receivable;

•	superannuation payable; and

•	transaction related costs and expenses, excluding taxes, incurred in connection with the sale of all the shares in the Company under the this agreement.

Deferred tax assets and liabilities are calculated at the tax rates that are expected to apply at the Completion Date. Their measurement also reflects the manner in which management of the Company expects to recover or settle the carrying amount of the related asset or liability.

Current tax assets and liabilities are offset where a legally enforceable right of set-off exists and it is intended that net settlement or simultaneous realisation and settlement of the respective asset and liability will occur.

(h)	Financial Instruments

Initial Recognition and Measurement

Financial instruments, incorporating financial assets and financial liabilities, are recognised when the entity becomes a party to contractual provisions of the instruments. Trade date accounting is adopted for financial assets that are delivered within timeframes established by marketplace convention.

Financial instruments are initially measured at fair value plus transactions costs where the instrument is not classified as at fair value through the income statement. Transaction costs related to instruments classified as at fair value through the income statement are expensed to the income statement immediately. Financial instruments are classified and measured as set out below.

Classification and Subsequent Measurement

Financial instruments are subsequently measured at either fair value, amortised cost using effective interest method or cost. Fair value represents the amount for which an asset could be exchanged or a liability settled between knowledgeable, willing parties. Where available, quotes prices in an active market are used to determine fair value. In other circumstances, valuation techniques are adopted.

Amortised cost is calculated as: (i) the amount at which the financial asset or financial liability is measured at initial recognition; (ii) less principal repayments; (ii) plus or minus the cumulative amortisation of the difference, if any, between the amount initially recognised and the maturity amount calculated using the effective interest method; and (iv) less any reduction for impairment.

The effective interest method is used to allocate interest income or interest expense over the relevant period and is equivalent to the rate that exactly discounts estimated future cash payments or receipts (including fees, transaction costs and other premiums or

                  Share sale agreement          page 103

Schedule 5 Completion Accounts

discounts) through the expected life (or when this cannot be reliably predicted, the contractual term) of the financial instrument to the net carrying amount of the financial asset of financial liability. Revisions to expected future net cash flows will necessitate an adjustment to the carrying value with a consequential recognition of an income or expense in profit or loss.

Financial assets at fair value through profit and loss

Financial assets are classified at fair value through the income statement when they are held for trading for the purpose of short term profit taking, where they are derivatives not held for hedging purposes, or designated as such to avoid an accounting mismatch or to enable performance evaluation where a group of financial assets is managed by key management personnel on a fair value basis in accordance with a documented risk management or investment strategy. Realised and unrealised gains and losses arising from changes in fair value are included in profit or loss in the period in which they arise.

Held to maturity investments

Held-to-maturity investments are non-derivative financial assets that have fixed maturities and fixed or determinable payments, and it is the company's intention to hold these investments to maturity. Any held to maturity investments held by the company are stated at amortised cost.

Financial liabilities

Non derivative financial liabilities (excluding financial guarantees) are subsequently measured at amortised cost.

Fair value

Fair value is determined based on current bid prices for all quoted investments. Valuation techniques are applied to determine fair value for all unlisted securities, including recent arm's length transactions, reference to similar instruments and option pricing models.

(i)	Provisions

Provisions are recognised when the Company has a legal or constructive obligation, as a result of past events, for which it is probable that an outflow of economic benefits will result and that outflow can be reliably measured.

Provisions are measured using the best estimate of the amounts required to settle the obligation at balance date.

(j)	Goods and Services Tax (GST)

Revenues, expenses and assets are recognised net of the amount of GST, except where the amount of GST incurred is not recoverable from the Australian Taxation Office. In these circumstances the GST is recognised as part of the cost of acquisition of the asset or as part of an item of the expense. Receivables and payables in the balance sheet are shown inclusive of GST.

                  Share sale agreement          page 104

Schedule 6

Capital structure of the Company

Shares		Shareholder
90,000	Ordinary shares	Caergwrle
90,000	Ordinary shares	Mordant Investments
20,000	Ordinary shares*	Baliac
1	B class redeemable preference** share	Caergwrle
1	B class redeemable preference** share	Mordant Investments
1	B class redeemable preference** share	Baliac

* These will have converted from C Class Redeemable Preference Shares before Completion.

** These will be redeemed before Completion.

                  Share sale agreement          page 105

Schedule 7

Capital structure of the Buyer

110,000,000 shares authorised, consisting of:

•	100,000,000 shares of common stock, par value US$0.01 per share; and

•	10,000,000 shares of preferred stock, par value US$0.01 per share.

As of the date of this agreement, there were:

•	28,315,131 shares of common stock outstanding; and

•	nil shares of preferred stock outstanding.

                  Share sale agreement          page 106

Schedule 8

Convertible Preferred Stock terms

Part A – Series A-1 Contingent Convertible Preferred Stock

[See Certificate of Designations, Preferences and Rights of Series A-1 Contingent Convertible Preferred Stock attached as Exhibit 3.1 to this Current Report on Form 8-K]

                  Share sale agreement          page 107

Schedule 8 Covertible Preferred Stock terms

Part B – Series A-2 Contingent Convertible Preferred Stock

[See Certificate of Designations, Preferences and Rights of Series A-2 Contingent Convertible Preferred Stock attached as Exhibit 3.2 to this Current Report on Form 8-K]

                  Share sale agreement          page 108

Schedule 9

Relevant Share

Part A

Caergwrle	35%

Mordant Investments	32.5%

Baliac	32.5%

Part B

Peter Hunt	35%

Simon Mordant	32.5%

Ron Malek	32.5%

                  Share sale agreement          page 109

Schedule 10

Properties

Leasehold properties

•	Suite 3401, Level 34, The Chifley Tower, 2 Chifley Square, Sydney, NSW 2000

•	Level 30, 101 Collins Street, Melbourne Victoria 3000

Freehold properties

Nil

                  Share sale agreement          page 110

Schedule 11

Business Intellectual Property

Intellectual Property	Jurisdiction	Certificate of Registration number
Trademark of “Caliburn”	New Zealand	726565
Trademark of “Caliburn”	Australia	1260262
Trademark of “Caliburn” for use in financial services	Australia	1045674
Trademark of “Caliburn”	South Africa	The certificate is not expected to be issued until in or around May 2010

                  Share sale agreement          page 111

Schedule 12

Allocation of Purchase Price

Seller	Proportion of Purchase Price allocated to the Seller’s Sale Shares
Caergwrle	35%
Mordant Investments	32.5%
Baliac	32.5%

                  Share sale agreement          page 112

Signing page

Executed as an agreement

Executed by Caergwrle Investments Pty Limited by

sign here ►	/s/ Peter Hunt
Sole director

print name	Peter Hunt

17 March 2010 6:35 am
Date and time of execution (Sydney time)

Executed by Mordant Investments Pty Limited by its attorney in the presence of:

sign here ►	/s/ Li-Lian Yeo	sign here ►	/s/ Simon Mordant
	Signature of witness		Signature of attorney

print name	Li-Lian Yeo	print name	Simon Mordant

17 March 2010 6:35 am
Date and time of execution (Sydney time)

Share sale agreement

Signing page

Executed by Baliac Pty Limited by

sign here ►	/s/ Ron Malek
Sole director and secretary

print name	Ron Malek

17 March 2010 6:35 am
Date and time of execution (Sydney time)

Executed by Peter Hunt in the presence of:

sign here ►	/s/ Li-Lian Yeo	sign here ►	/s/ Peter Hunt
	Signature of witness		Signature of Peter Hunt

print name	Li-Lian Yeo		17 March 2010 6:35 am
	Name of witness		Date and time of execution (Sydney time)

Executed by Simon Mordant in the presence of:

sign here ►	/s/ Li-Lian Yeo	sign here ►	/s/ Simon Mordant
	Signature of witness		Signature of Simon Mordant

print name	Li-Lian Yeo		17 March 2010 6:35 am
	Name of witness		Date and time of execution (Sydney time)

Share sale agreement

Signing page

Executed by Ron Malek in the presence of:

sign here ►	/s/ Li-Lian Yeo	sign here ►	/s/ Ron Malek
	Signature of witness		Signature of Ron Malek

print name	Li-Lian Yeo		17 March 2010 6:35 am
	Name of witness		Date and time of execution (Sydney time)

Executed by Greenhill & Co., Inc. by

sign here ►	/s/ Scott L. Bok	sign here ►	/s/ Ulrika Ekman
	Co-Chief Executive Officer		General Counsel and Secretary

print name	Scott L. Bok	print name	Ulrika Ekman

	16 March 2010		16 March 2010
	Date and time of execution (New York time)		Date and time of execution (New York time)

Share sale agreement